EXHIBIT 99.3
Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Investors Real Estate Trust
Minot, North Dakota

We have audited the accompanying consolidated balance sheet of Investors Real Estate Trust (a North Dakota real estate investment trust) and subsidiaries (the "Company") as of April 30, 2013, and the related consolidated statements of operations, equity, and cash flows for the year ended April 30, 2013.  Our audit of the basic consolidated financial statements included the financial statement schedules listed in the index appearing under Item 15. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Investors Real Estate Trust and subsidiaries as of April 30, 2013, and the results of their operations and their cash flows for the year ended April 30, 2013, in conformity with accounting principles generally accepted in the United States of America.  Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of April 30, 2013, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated July 1, 2013, expressed an unqualified opinion thereon.

/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
July 1, 2013 (except for Notes 11 and 12, as to which the date is September 24, 2013)

2013 Annual Report F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Investors Real Estate Trust
Minot, North Dakota

We have audited the internal control over financial reporting of Investors Real Estate Trust (a North Dakota real estate investment trust) and subsidiaries (the "Company") as of April 30, 2013, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control Over Financial Reporting ("Management's Report").  Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.
A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of April 30, 2013, based on criteria established in Internal Control—Integrated Framework issued by COSO.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of the Company as of and for the year ended April 30, 2013, and our report dated July 1, 2013 expressed an unqualified opinion on those financial statements.
/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
July 1, 2013

2013 Annual Report F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Investors Real Estate Trust
Minot, North Dakota

We have audited the accompanying consolidated balance sheet of Investors Real Estate Trust and subsidiaries (the "Company") as of April 30, 2012 and the related consolidated statements of operations, equity, and cash flows for each of the two years in the period ended April 30, 2012. Our audits also included the consolidated financial statement schedules listed in the Index at Item 15. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Investors Real Estate Trust and subsidiaries as of April 30, 2012 and the results of their operations and their cash flows for each of the two years in the period ended April 30, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 16, 2012 (September 24, 2013, as to the effects of retrospective adjustments for a reclassification between reportable segments discussed in Note 11 and the effects of discontinued operations discussed in Note 12)

2013 Annual Report F-4

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 30, 2013 and 2012
	(in thousands)
	April 30, 2013	April 30, 2012
ASSETS
Real estate investments
Property owned	$2,032,970	$1,892,009
Less accumulated depreciation	(420,421)	(373,490)
	1,612,549	1,518,519
Development in progress	46,782	27,599
Unimproved land	21,503	10,990
Total real estate investments	1,680,834	1,557,108
Real estate held for sale	0	2,067
Cash and cash equivalents	94,133	39,989
Other investments	639	634
Receivable arising from straight-lining of rents, net of allowance of $830 and $1,209, respectively	26,354	23,273
Accounts receivable, net of allowance of $563 and $154, respectively	4,534	7,052
Real estate deposits	196	263
Prepaid and other assets	5,124	3,703
Intangible assets, net of accumulated amortization of $27,708 and $47,813, respectively	40,457	44,588
Tax, insurance, and other escrow	12,569	11,669
Property and equipment, net of accumulated depreciation of $1,673 and $1,423, respectively	1,221	1,454
Goodwill	1,106	1,120
Deferred charges and leasing costs, net of accumulated amortization of $18,714 and $16,244, respectively	22,387	21,447
TOTAL ASSETS	$1,889,554	$1,714,367
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$50,797	$47,403
Revolving line of credit	10,000	39,000
Mortgages payable	1,049,206	1,048,689
Other	18,170	14,012
TOTAL LIABILITIES	1,128,173	1,149,104
COMMITMENTS AND CONTINGENCIES (NOTE 15)
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2013 and April 30, 2012, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at April 30, 2013 and 0 shares issued and outstanding at April 30, 2012, aggregate liquidation preference of $115,000,000)	111,357	0
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 101,487,976 shares issued and outstanding at April 30, 2013, and 89,473,838 shares issued and outstanding at April 30, 2012)	784,454	684,049
Accumulated distributions in excess of net income	(310,341)	(278,377)
Total Investors Real Estate Trust shareholders' equity	612,787	432,989
Noncontrolling interests – Operating Partnership (21,635,127 units at April 30, 2013 and 20,332,415 units at April 30, 2012)	122,539	118,710
Noncontrolling interests – consolidated real estate entities	26,055	13,564
Total equity	761,381	565,263
TOTAL LIABILITIES AND EQUITY	$1,889,554	$1,714,367
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2013 Annual Report F-5

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended April 30, 2013, 2012, and 2011

	(in thousands, except per share data)
	2013	2012	2011
REVENUE
Real estate rentals	$210,535	$193,637	$186,871
Tenant reimbursement	45,834	42,330	44,294
TOTAL REVENUE	256,369	235,967	231,165
EXPENSES
Depreciation/amortization related to real estate investments	61,169	55,554	54,183
Utilities	19,131	17,399	17,981
Maintenance	29,109	26,267	28,808
Real estate taxes	33,954	31,167	30,234
Insurance	3,902	3,481	2,238
Property management expenses	15,355	18,594	20,277
Other property expenses	1,008	(142)	665
Administrative expenses	7,904	6,694	6,617
Advisory and trustee services	590	687	605
Other expenses	2,173	1,898	1,747
Amortization related to non-real estate investments	3,230	3,183	2,669
TOTAL EXPENSES	177,525	164,782	166,024
Gain on involuntary conversion	5,084	274	0
Operating income	83,928	71,459	65,141
Interest expense	(62,268)	(63,250)	(61,913)
Interest income	222	148	259
Other income	526	638	282
Income from continuing operations	22,408	8,995	3,769
Income from discontinued operations	7,564	711	20,582
NET INCOME	29,972	9,706	24,351
Net income attributable to noncontrolling interests – Operating Partnership	(3,633)	(1,359)	(4,449)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(809)	(135)	180
Net income attributable to Investors Real Estate Trust	25,530	8,212	20,082
Dividends to preferred shareholders	(9,229)	(2,372)	(2,372)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$16,301	$5,840	$17,710
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.11	$.06	$.01
Earnings (loss) per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.06	.01	.21
NET INCOME PER COMMON SHARE – BASIC & DILUTED	$.17	$.07	$.22
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2013 Annual Report F-6

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
for the years ended April 30, 2013, 2012, and 2011
	(in thousands)
	NUMBER OF PREFERRED SHARES	PREFERRED SHARES	NUMBER OF COMMON SHARES	COMMON SHARES	ACCUMULATED DISTRIBUTIONS IN EXCESS OF NET INCOME	NONCONTROLLING INTERESTS	TOTAL EQUITY
BALANCE APRIL 30, 2010	1,150	$27,317	75,805	$583,618	$(201,412)	$145,592	$555,115
Net income attributable to Investors Real Estate Trust and nonredeemable noncontrolling interests					20,082	4,282	24,364
Distributions - common shares and units					(53,861)	(13,803)	(67,664)
Distributions - preferred shares					(2,372)		(2,372)
Distribution reinvestment and share purchase plan			1,706	14,548			14,548
Shares issued			2,004	16,676			16,676
Partnership units issued						4,996	4,996
Redemption of units for common shares			1,009	6,905		(6,905)	0
Adjustments to redeemable noncontrolling interests				370			370
Other			(1)	(181)		(1,562)	(1,743)
BALANCE APRIL 30, 2011	1,150	$27,317	80,523	$621,936	$(237,563)	$132,600	$544,290
Net income attributable to Investors Real Estate Trust and nonredeemable noncontrolling interests					8,212	1,482	9,694
Distributions - common shares and units					(46,654)	(11,102)	(57,756)
Distributions - preferred shares					(2,372)		(2,372)
Distribution reinvestment and share purchase plan			4,796	34,345			34,345
Shares issued			3,398	24,870			24,870
Partnership units issued						8,055	8,055
Redemption of units for common shares			759	3,454		(3,454)	0
Other			(2)	(556)		4,693	4,137
BALANCE APRIL 30, 2012	1,150	$27,317	89,474	$684,049	$(278,377)	$132,274	$565,263
Net income attributable to Investors Real Estate Trust and noncontrolling interests					25,530	4,442	29,972
Distributions - common shares and units					(48,265)	(10,985)	(59,250)
Distributions – Series A preferred shares					(2,372)		(2,372)
Distributions – Series B preferred shares					(6,857)		(6,857)
Distribution reinvestment and share purchase plan			5,290	43,123			43,123
Shares issued			6,409	55,846			55,846
Series B preferred shares issued	4,600	111,357					111,357
Partnership units issued						12,632	12,632
Redemption of units for common shares			317	1,551		(1,551)	0
Contributions from noncontrolling interests – consolidated real estate entities						12,415	12,415
Other			(2)	(115)		(633)	(748)
BALANCE APRIL 30, 2013	5,750	$138,674	101,488	$784,454	$(310,341)	$148,594	$761,381
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2013 Annual Report F-7

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended April 30, 2013, 2012, and 2011
	(in thousands)
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$29,972	$9,706	$24,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,559	61,954	61,344
Gain on sale of real estate, land, other investments and discontinued operations	(6,885)	(349)	(19,365)
Gain on involuntary conversion	(5,084)	(274)	0
Impairment of real estate investments	305	428	0
Bad debt expense	665	298	733
Changes in other assets and liabilities:
Increase in receivable arising from straight-lining of rents	(2,733)	(4,831)	(1,732)
Decrease (increase) in accounts receivable	689	1,542	(914)
Increase in prepaid and other assets	(693)	(1,361)	(1,162)
(Increase) decrease in tax, insurance and other escrow	(325)	(353)	1,469
Increase in deferred charges and leasing costs	(5,946)	(6,145)	(6,501)
Increase in accounts payable, accrued expenses and other liabilities	194	4,522	551
Net cash provided by operating activities	77,718	65,137	58,774
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from real estate deposits	2,037	2,254	2,766
Payments for real estate deposits	(1,970)	(2,188)	(2,579)
Principal proceeds on mortgage loans receivable	0	159	2
Increase in other investments	0	0	(205)
Decrease in lender holdbacks for improvements	1,891	5,681	3,276
Increase in lender holdbacks for improvements	(2,466)	(1,730)	(10,712)
Proceeds from sale of discontinued operations	20,009	3,142	81,539
Proceeds from sale of real estate and other investments	95	430	74
Insurance proceeds received	6,211	5,758	347
Payments for acquisitions of real estate assets	(76,020)	(61,661)	(26,541)
Payments for development and re-development of real estate assets	(57,649)	(37,777)	(10,799)
Payments for improvements of real estate assets	(26,280)	(42,333)	(25,484)
Net cash (used) provided by investing activities	(134,142)	(128,265)	11,684
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgages payable	85,230	117,595	139,947
Principal payments on mortgages payable	(104,976)	(77,089)	(213,658)
Proceeds from revolving lines of credit and other debt	44,262	31,925	56,300
Principal payments on revolving lines of credit and other debt	(55,411)	(10,060)	(25,650)
Proceeds from sale of common shares, net of issue costs	55,448	24,427	16,423
Proceeds from sale of common shares under distribution reinvestment and share purchase program	30,707	23,511	3,175
Proceeds from underwritten Public Offering of Preferred Shares – Series B, net of offering costs	111,357	0	0
Repurchase of fractional shares and partnership units	(15)	(14)	(10)
Proceeds from noncontrolling partner – consolidated real estate entities	0	2,854	0
Payments for acquisition of noncontrolling interests – consolidated real estate entities	0	(1,289)	(425)
Distributions paid to common shareholders, net of reinvestment of $11,802, $10,177 and $10,627, respectively	(36,463)	(36,477)	(43,234)
Distributions paid to preferred shareholders	(8,467)	(2,372)	(2,372)
Distributions paid to noncontrolling interests – Unitholders of the Operating Partnership, net reinvestment of $614, $657 and $746, respectively	(10,371)	(10,445)	(13,057)
Distributions paid to noncontrolling interests – consolidated real estate entities	(733)	(613)	(1,055)
Distributions paid to redeemable noncontrolling interests-consolidated real estate entities	0	(27)	(442)
Net cash provided (used) by financing activities	110,568	61,926	(84,058)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	54,144	(1,202)	(13,600)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	39,989	41,191	54,791
CASH AND CASH EQUIVALENTS AT END OF YEAR	$94,133	$39,989	$41,191
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2013 Annual Report F-8

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
for the years ended April 30, 2013, 2012, and 2011

	(in thousands)
	2013	2012	2011
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Distribution reinvestment plan	$11,802	$10,177	$10,627
Operating partnership distribution reinvestment plan	614	657	746
Operating partnership units converted to shares	1,551	3,454	6,905
Shares issued under the Incentive Award Plan	398	443	253
Real estate assets acquired through the issuance of operating partnership units	12,632	8,055	4,996
Real estate assets acquired through assumption of indebtedness and accrued costs	12,500	7,190	9,895
Mortgages included in real estate dispositions	5,887	0	0
Increase (decrease) to accounts payable included within real estate investments	2,502	(5,445)	933
Real estate assets contributed by noncontrolling interests – consolidated real estate entities	12,415	2,227	0
Fair value adjustments to redeemable noncontrolling interests	0	35	370
Involuntary conversion of assets due to flood and fire damage	107	2,783	0
Construction debt reclassified to mortgages payable	13,650	7,190	0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net of amounts capitalized of $742,$571 and $56, respectively	$60,357	$63,653	$64,562
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2013 Annual Report F-9

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2013, 2012, and 2011
NOTE 1 • ORGANIZATION
Investors Real Estate Trust ("IRET" or the "Company") is a self-advised real estate investment trust engaged in acquiring, owning and leasing multi-family residential and commercial real estate. IRET has elected to be taxed as a Real Estate Investment Trust ("REIT") under Sections 856-860 of the Internal Revenue Code of 1986, as amended. REITs are subject to a number of organizational and operational requirements, including a requirement to distribute 90% of ordinary taxable income to shareholders, and, generally, are not subject to federal income tax on net income, except for taxes on undistributed REIT taxable income. IRET's multi-family residential properties and commercial properties are located mainly in the states of North Dakota and Minnesota, but also in the states of Colorado, Idaho, Iowa, Kansas, Missouri, Montana, Nebraska, South Dakota, Wisconsin and Wyoming. As of April 30, 2013, IRET owned 87 multi-family residential properties with approximately 10,280 apartment units and 182 commercial properties, consisting of commercial office, commercial healthcare, commercial industrial and commercial retail properties, totaling approximately 12.4 million net rentable square feet. IRET conducts a majority of its business activities through its consolidated operating partnership, IRET Properties, a North Dakota Limited Partnership (the "Operating Partnership"), as well as through a number of other subsidiary entities.
All references to IRET or the Company refer to Investors Real Estate Trust and its consolidated subsidiaries.
NOTE 2 • BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
BASIS OF PRESENTATION
The accompanying consolidated financial statements include the accounts of IRET and all subsidiaries in which it maintains a controlling interest. All intercompany balances and transactions are eliminated in consolidation. The Company's fiscal year ends April 30th.
The accompanying consolidated financial statements include the accounts of IRET and its general partnership interest in the Operating Partnership. The Company's interest in the Operating Partnership was 82.4% and 81.5%, respectively, as of April 30, 2013 and 2012, which includes 100% of the general partnership interest. The limited partners have a redemption option that they may exercise. Upon exercise of the redemption option by the limited partners, IRET has the option of redeeming the limited partners' interests ("Units") for IRET common shares of beneficial interest, on a one-for-one basis, or for cash payment to the unitholder. The redemption generally may be exercised by the limited partners at any time after the first anniversary of the date of the acquisition of the Units (provided, however, that not more than two redemptions by a limited partner may occur during each calendar year, and each limited partner may not exercise the redemption for less than 1,000 Units, or, if such limited partner holds less than 1,000 Units, for all of the Units held by such limited partner). Some limited partners have contractually agreed to a holding period of greater than one year.
The consolidated financial statements also reflect the ownership by the Operating Partnership of certain joint venture entities in which the Operating Partnership has a general partner or controlling interest. These entities are consolidated into IRET's other operations with noncontrolling interests reflecting the noncontrolling partners' share of ownership and income and expenses.
RECENT ACCOUNTING PRONOUNCEMENTS
In September 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2011-08, Testing Goodwill for Impairment. This standard gives entities testing goodwill for impairment the option of performing a qualitative assessment before calculating the fair value of the reporting unit (step I of the goodwill impairment test). If entities determine, on the basis of qualitative factors, that the fair value of the reporting unit is more likely than not less than its carrying amount, the two-step impairment test would be required. Otherwise, no further testing is required. The ASU does not change how goodwill is calculated or assigned to reporting units, nor does it revise the requirement to test goodwill annually for impairment. The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company's adoption of this update for fiscal year 2013 did not have an impact on the Company's consolidated results of operations or financial condition.

2013 Annual Report F-10

NOTE 2 • continued
USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
RECLASSIFICATIONS
Certain previously reported amounts have been reclassified to conform to the current financial statement presentation. The Company reports, in discontinued operations, the results of operations and the related gains or losses of a property that has either been disposed of or is classified as held for sale and otherwise meets the classification of a discontinued operation. As a result of discontinued operations, retroactive reclassifications that change prior period numbers have been made. See Note 12 for additional information. During fiscal year 2014, the Company sold four commercial industrial properties and one commercial retail property and classified two commercial industrial properties as held for sale. During fiscal year 2013, the Company sold three multi-family residential properties and one commercial healthcare property. During fiscal year 2012, the Company sold two retail properties. Eight condominium units in Grand Chute, Wisconsin, and a retail property in Kentwood, Michigan, were classified as held for sale at April 30, 2012. The results of operations for these properties are included in income from discontinued operations in the Consolidated Statements of Operations.
The Company also reclassified bad debt provision expense from property management expenses to other property expenses on the Consolidated Statements of Operations and reclassified amounts from payments for acquisitions and improvements of real estate assets to payments for acquisitions of real estate assets and payments for development and re-development of real estate assets on the Consolidated Statements of Cash Flows.
During fiscal year 2014 the Company also reclassified a commercial property in Minot, North Dakota, from commercial retail to the commercial office segment.
REAL ESTATE INVESTMENTS
Real estate investments are recorded at cost less accumulated depreciation and an adjustment for impairment, if any. Acquisitions of real estate are recorded based upon preliminary allocations of the purchase price which are subject to adjustment as additional information is obtained, but in no case more than one year after the date of acquisition. The Company allocates the purchase price based on the relative fair values of the tangible and intangible assets of an acquired property (which includes the land, building, and personal property) which are determined by valuing the property as if it were vacant and to fair value of the intangible assets (which include in-place leases.) The as-if-vacant value is allocated to land, buildings, and personal property based on management's determination of the relative fair values of these assets. The estimated fair value of the property is the amount that would be recoverable upon the disposition of the property. Techniques used to estimate fair value include discounted cash flow analysis and reference to recent sales of comparables. A land value is assigned based on the purchase price if land is acquired separately or based on estimated fair value if acquired in a merger or in a single or portfolio acquisition.
Acquired above- and below-market lease values are recorded as the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining terms of the respective leases, which includes fixed rate renewal options for below-market leases if it is determined probable the tenant will execute a bargain renewal option.
Other intangible assets acquired include amounts for in-place lease values that are based upon the Company's evaluation of the specific characteristics of the leases. Factors considered in the fair value analysis include an estimate of carrying costs and foregone rental income during hypothetical expected lease-up periods, considering current market conditions, and costs to execute similar leases. The Company also considers information about each property obtained during its pre-acquisition due diligence, marketing and leasing activities in estimating the relative fair value of the tangible and intangible assets acquired.
Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The Company uses a 20-40 year estimated life for buildings and improvements and a 5-12 year estimated life for furniture, fixtures and equipment.

2013 Annual Report F-11

NOTE 2 • continued
The Company follows the real estate project costs guidance in ASC 970, Real Estate – General, in accounting for the costs of development and re-development projects. As real estate is undergoing development or redevelopment, all project costs directly associated with and attributable to the development and construction of a project, including interest expense and real estate tax expense, are capitalized to the cost of the real property. The capitalization period begins when development activities and expenditures begin and ends upon completion, which is when the asset is ready for its intended use. Generally, rental property is considered substantially complete and ready for its intended use upon completion of tenant improvements (in the case of commercial properties) or upon issuance of a certificate of occupancy (in the case of multi-family residential properties). General and administrative costs are expensed as incurred.
Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and improvements that improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life, generally five to ten years. Property sales or dispositions are recorded when title transfers and sufficient consideration has been received by the Company and the Company has no significant involvement with the property sold.
The Company periodically evaluates its long-lived assets, including its real estate investments, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. If indicators exist, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recorded for the difference between the estimated fair value and the carrying amount of the asset. If our anticipated holding period for properties, the estimated fair value of properties or other factors change based on market conditions or otherwise, our evaluation of impairment charges may be different and such differences could be material to our consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. Plans to hold properties over longer periods decrease the likelihood of recording impairment losses.
During fiscal year 2013, the Company incurred a loss of approximately $305,000 due to impairment of one property. The impairment of the Company's Eagan, Minnesota, retail property was based on receipt of a market offer to purchase and the Company's intent to dispose of the property (a purchase agreement was signed by the Company in the fourth quarter of fiscal year 2013). See Note 12 for additional information.
During fiscal year 2012, the Company incurred a loss of approximately $428,000 due to impairment of two properties. The $128,000 impairment of the Company's Kentwood, Michigan, retail property was based on receipt of a market offer to purchase and the Company's intention to dispose of the property (a purchase agreement was signed by the Company in the fourth quarter of fiscal year 2012). A related impairment of $7,000 was recorded to write-off goodwill assigned to the Kentwood property. This property was classified as held for sale at April 30, 2012, and the related impairment charge for fiscal year 2012 is in discontinued operations. Also during fiscal year 2012, the Company recognized a $293,000 impairment loss on eight condominium units in Grand Chute, Wisconsin. The impairment of the condominiums was based on receipt of a market offer to purchase two of the units and the Company's intention to dispose of the units (a purchase agreement was signed by the Company in the fourth quarter of fiscal year 2012). The condominiums were classified as held for sale at April 30, 2012, and the related impairment charge for fiscal year 2012 is reported in discontinued operations. See Note 12 for additional information. No impairment losses were recorded in fiscal year 2011.
REAL ESTATE HELD FOR SALE
Real estate held for sale is stated at the lower of its carrying amount or estimated fair value less disposal costs. The Company's determination of fair value is based on inputs management believes are consistent with those that market participants would use.  Estimates are significantly impacted by estimates of sales price, selling velocity, and other factors. Due to uncertainties in the estimation process, actual results could differ from such estimates. Depreciation is not recorded on assets classified as held for sale.

2013 Annual Report F-12

NOTE 2 • continued
U.S. GAAP requires management to make certain significant judgments as to the classification of any of our properties as held for sale on the balance sheet. The Company makes a determination as to the point in time that it is probable that a sale will be consummated. It is not unusual for real estate sales contracts to allow potential buyers a period of time to evaluate the property prior to formal acceptance of the contract. In addition, certain other matters critical to the final sale, such as financing arrangements, often remain pending even upon contract acceptance. As a result, properties under contract may not close within the expected time period, or may not close at all. Due to these uncertainties, it is not likely that the Company can meet the criteria of the current accounting principles governing the classification of properties as held for sale prior to a sale formally closing. Therefore, any properties categorized as held for sale represent only those properties that management has determined are probable to close within the requirements set forth in current accounting principles. No properties were classified as held for sale at April 30, 2013. Eight condominium units in Grand Chute, Wisconsin, and a retail property in Kentwood, Michigan, were classified as held for sale at April 30, 2012.
The Company reports, in discontinued operations, the results of operations and the related gains or losses of a property that has either been disposed of or is classified as held for sale and otherwise meets the classification of a discontinued operation.
IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES AND GOODWILL
Upon acquisition of real estate, the Company records the intangible assets and liabilities acquired (for example, if the leases in place for the real estate property acquired carry rents above the market rent, the difference is classified as an intangible asset) at their estimated fair value separate and apart from goodwill.  The Company amortizes identified intangible assets and liabilities that are determined to have finite lives based on the period over which the assets and liabilities are expected to affect, directly or indirectly, the future cash flows of the real estate property acquired (generally the life of the lease).  In the twelve months ended April 30, 2013 and 2012, respectively, the Company added $1.6 million and approximately $416,000 of new intangible assets and no new intangible liabilities. The weighted average lives of the intangible assets acquired in the twelve months ended April 30, 2013 and 2012 are 0.5 years and 10.0 years, respectively.  Amortization of intangibles related to above or below-market leases is recorded in real estate rentals in the Consolidated Statements of Operations. Amortization of other intangibles is recorded in depreciation/amortization related to real estate investments in the Consolidated Statements of Operations. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its estimated fair value.
The excess of the cost of an acquired business over the net of the amounts assigned to assets acquired (including identified intangible assets) and liabilities assumed is recorded as goodwill. The Company's goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill book value as of April 30, 2013 and 2012 was $1.1 million. The annual reviews of goodwill compared the fair value of the business units that have been assigned goodwill to their carrying value (investment cost less accumulated depreciation), with the results for these periods indicating no impairment. In fiscal year 2013, the Company disposed of two multi-family residential properties that had goodwill assigned, and as a result, approximately $14,000 of goodwill was derecognized. During fiscal year 2012 the impairment of a Kentwood, Michigan, retail property indicated that goodwill assigned to the property was also impaired. Accordingly, an approximately $7,000 impairment to goodwill was recognized. In fiscal year 2011, the Company disposed of four multi-family residential properties that had goodwill assigned, and as a result, approximately $261,000 of goodwill was derecognized.
PROPERTY AND EQUIPMENT
Property and equipment consists of the equipment contained at IRET's headquarters in Minot, North Dakota, corporate offices in Minneapolis and St. Cloud, Minnesota, and additional property management offices in Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota and South Dakota. The balance sheet reflects these assets at cost, net of accumulated depreciation. As of April 30, 2013 and 2012, property and equipment cost was $2.9 million. Accumulated depreciation was $1.7 million and $1.4 million as of April 30, 2013 and 2012, respectively.

2013 Annual Report F-13

NOTE 2 • continued
MORTGAGE LOANS RECEIVABLE
Mortgage loans receivable (which include contracts for deed) are stated at the outstanding principal balance, net of an allowance for uncollectibility. Interest income is accrued and reflected in the balance sheet. Non-performing loans are recognized as impaired. The Company evaluates the collectibility of both interest and principal of each of its loans, if circumstances warrant, to determine whether the loan is impaired. A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. An allowance is recorded to reduce impaired loans to their estimated fair value. Interest on impaired loans is recognized on a cash basis. At April 30, 2013 and 2012 the Company had no mortgage loans receivable.
CASH AND CASH EQUIVALENTS
Cash and cash equivalents include all cash and highly liquid investments purchased with maturities of three months or less. Cash and cash equivalents consist of the Company's bank deposits and short-term investment certificates acquired subject to repurchase agreements, and the Company's deposits in a money market mutual fund. At times these deposits may exceed the FDIC limit.
COMPENSATING BALANCES AND OTHER INVESTMENTS; LENDER HOLDBACKS
The Company maintains compensating balances, not restricted as to withdrawal, with several financial institutions in connection with financing received from those institutions and/or to ensure future credit availability. At April 30, 2013, the Company's compensating balances totaled $8.9 million and consisted of the following: Dacotah Bank, Minot, North Dakota, deposit of $350,000; United Community Bank, Minot, North Dakota, deposit of $275,000; Commerce Bank, A Minnesota Banking Corporation, deposit of $250,000; First International Bank, Watford City, North Dakota, deposit of $6.1 million; Peoples State Bank of Velva, North Dakota, deposit of $225,000; Equity Bank, Minnetonka, Minnesota, deposit of $300,000; Associated Bank, Green Bay, Wisconsin, deposit of $500,000; Venture Bank, Eagan, Minnesota, deposit of $500,000; and American National Bank, Omaha, Nebraska, deposit of $400,000. The deposits at United Community Bank and Equity Bank and a portion of the deposit at Dacotah Bank are held as certificates of deposit and comprise the $639,000 in other investments on the Consolidated Balance Sheets. The certificates of deposit have remaining terms of less than two years and the Company intends to hold them to maturity.
The Company has a number of mortgage loans under which the lender retains a portion of the loan proceeds for the payment of construction costs or tenant improvements. The decrease of $1.9 million in lender holdbacks for improvements reflected in the Consolidated Statements of Cash Flows for the fiscal year ended April 30, 2013 is due primarily to the release of loan proceeds to the Company upon completion of these construction milestones and tenant improvement projects, while the increase of $2.5 million represents additional amounts retained by lenders.
ALLOWANCE FOR DOUBTFUL ACCOUNTS
Management evaluates the appropriate amount of the allowance for doubtful accounts by assessing the recoverability of individual real estate mortgage loans and rent receivables, through a comparison of their carrying amount with their estimated realizable value. Management considers tenant financial condition, credit history and current economic conditions in establishing these allowances. Receivable balances are written off when deemed uncollectible. Recoveries of receivables previously written off, if any, are recorded when received. A summary of the changes in the allowance for doubtful accounts for fiscal years ended April 30, 2013, 2012 and 2011 is as follows:
	(in thousands)
	2013	2012	2011
Balance at beginning of year	$1,363	$1,316	$1,172
Provision	665	298	733
Write-off	(635)	(251)	(589)
Balance at close of year	$1,393	$1,363	$1,316

2013 Annual Report F-14

NOTE 2 • continued
TAX, INSURANCE, AND OTHER ESCROW
Tax, insurance, and other escrow includes funds deposited with a lender for payment of real estate tax and insurance, and reserves for funds to be used for replacement of structural elements and mechanical equipment of certain projects. The funds are under the control of the lender. Disbursements are made after supplying written documentation to the lender.
REAL ESTATE DEPOSITS
Real estate deposits include funds held by escrow agents to be applied toward the purchase of real estate or the payment of loan costs associated with loan placement or refinancing.
DEFERRED LEASING AND LOAN ACQUISITION COSTS
Costs and commissions incurred in obtaining tenant leases are amortized on the straight-line method over the terms of the related leases. Costs incurred in obtaining long-term financing are amortized to interest expense over the life of the loan using the straight-line method, which approximates the effective interest method.
INCOME TAXES
IRET operates in a manner intended to enable it to continue to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to shareholders. For the fiscal years ended April 30, 2013, 2012 and 2011, the Company distributed in excess of 90% of its taxable income and realized capital gains from property dispositions within the prescribed time limits; accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate rates (including any alternative minimum tax) and may not be able to qualify as a REIT for the four subsequent taxable years.  Even as a REIT, the Company may be subject to certain state and local income and property taxes, and to federal income and excise taxes on undistributed taxable income.  In general, however, if the Company qualifies as a REIT, no provisions for federal income taxes are necessary except for taxes on undistributed REIT taxable income and taxes on the income generated by a taxable REIT subsidiary (TRS). The Company currently has no TRS.
IRET conducts its business activity as an Umbrella Partnership Real Estate Investment Trust ("UPREIT") through its Operating Partnership. UPREIT status allows IRET to accept the contribution of real estate in exchange for Units. Generally, such a contribution to a limited partnership allows for the deferral of gain by an owner of appreciated real estate.
Distributions for the calendar year ended December 31, 2012 were characterized, for federal income tax purposes, as 23.17% ordinary income, 2.41% capital gain and 74.42% return of capital. Distributions for the calendar year ended December 31, 2011 were characterized, for federal income tax purposes, as 18.04% ordinary income, 37.48% capital gain and 44.48% return of capital.
REVENUE RECOGNITION
Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased under operating leases to tenants for various terms generally exceeding one year. Lease terms often include renewal options. Rental revenue is recognized on the straight-line basis, which averages minimum required rents over the terms of the leases. Rents recognized in advance of collection are reflected as receivable arising from straight-lining of rents, net of allowance for doubtful accounts.  Rent concessions, including free rent, are amortized on a straight-line basis over the terms of the related leases.
Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenditures are incurred. IRET receives payments for these reimbursements from substantially all of its tenants at multi-tenant commercial properties throughout the year.

2013 Annual Report F-15

NOTE 2 • continued
A number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. These percentage rents are recorded once the required sales level is achieved.
Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed above in the Mortgage Loans Receivable section of this Note 2.
NET INCOME PER SHARE
Basic net income per share is computed as net income available to common shareholders divided by the weighted average number of common shares outstanding for the period. The Company has no potentially dilutive financial interests; the potential exchange of Units for common shares will have no effect on net income per share because Unitholders and common shareholders effectively share equally in the net income of the Operating Partnership.
INVOLUNTARY CONVERSION OF ASSETS
As previously reported, Minot, North Dakota, where IRET's corporate headquarters is located, experienced significant flooding in June 2011, resulting in extensive damage to the Arrowhead Shopping Center and to the Chateau Apartments property, which consisted of two 32-unit buildings. Additionally, on February 22, 2012, one of the buildings of the Chateau Apartments property, which had been undergoing restoration work following the flood, was completely destroyed by fire. The costs related to clean-up, redevelopment and loss of rents for these properties are being reimbursed to the Company by its insurance carrier, less the Company's deductible of $200,000 per event under the policy.  The Company expensed $400,000 in fiscal year 2012 for the flood and fire deductibles.
During fiscal year 2012, for the Arrowhead and Chateau flood loss, the Company received $5.7 million of insurance proceeds for flood clean-up costs and redevelopment. In regard to Arrowhead Shopping Center, the total insurance proceeds for redevelopment at April 30, 2012 exceeded the estimated basis in the assets requiring replacement, resulting in the recognition of approximately $274,000 in gain from involuntary conversion in fiscal year 2012. During fiscal year 2013, final settlement was reached for the Arrowhead and Chateau flood loss and the Company received additional proceeds of $2.7 million resulting in the recognition of approximately $2.8 million in gain from involuntary conversion in fiscal year 2013.
In fiscal year 2013, for the Chateau fire loss, the Company received $2.9 million of insurance proceeds for redevelopment. The total insurance proceeds for redevelopment related to the Chateau fire exceeded the estimated basis in the assets requiring replacement, resulting in the recognition of $2.3 million in gain from involuntary conversion in fiscal year 2013. The Company expects to rebuild the destroyed building but has no firm estimates at this time for costs or expected completion date of such rebuilding.  IRET expects final settlement of the Chateau fire insurance claim to occur when the property is rebuilt.
Final settlement was reached during fiscal year 2013 for business interruption from the flood and fire with proceeds received during the year of $409,000. During fiscal year 2012, approximately $666,000 was received, for total business interruption proceeds from the claims of $1.1 million. Reimbursement for business interruption is included within real estate rentals in the Consolidated Statements of Operations.
NOTE 3 • CREDIT RISK
The Company is potentially exposed to credit risk for cash deposited with FDIC-insured financial institutions in accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.
IRET has entered into a cash management arrangement with First Western Bank (the "Bank") with respect to deposit accounts that exceed FDIC Insurance coverage. On a daily basis, account balances are swept into a repurchase account.  The Bank pledges fractional interests in US Government Securities owned by the Bank at an amount equal to the excess over the uncollected balance in the repurchase account. The amounts deposited by IRET pursuant to the repurchase agreement are not insured by FDIC. At April 30, 2013 and 2012, these amounts totaled $29.6 million and $15.1 million, respectively.

2013 Annual Report F-16

NOTE 4 • PROPERTY OWNED
Property, consisting principally of real estate, is stated at cost less accumulated depreciation and totaled $1.6 billion and $1.5 billion as of April 30, 2013, and 2012, respectively.
Construction period interest of approximately $742,000, $571,000, and $152,000 has been capitalized for the years ended April 30, 2013, 2012, and 2011, respectively.
The future minimum lease receipts to be received under non-cancellable leases for commercial properties as of April 30, 2013, assuming that no options to renew or buy out the lease are exercised, are as follows:
Year Ended April 30,	(in thousands)
2014	$114,118
2015	102,967
2016	92,131
2017	77,193
2018	61,744
Thereafter	195,986
$644,139
See Real Estate Investments within Note 2 for information about impairment losses recorded during fiscal years 2013 and 2012.
NOTE 5 • IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES
The Company's identified intangible assets and intangible liabilities at April 30, 2013 and 2012 were as follows:
	(in thousands)
	April 30, 2013	April 30, 2012
Identified intangible assets (included in intangible assets):
Gross carrying amount	$68,165	$92,401
Accumulated amortization	(27,708)	(47,813)
Net carrying amount	$40,457	$44,588

Indentified intangible liabilities (included in other liabilities):
Gross carrying amount	$391	$1,104
Accumulated amortization	(296)	(967)
Net carrying amount	$95	$137
The effect of amortization of acquired below-market leases and acquired above-market leases on rental income was approximately $(29,000), $(45,000) and $(72,000) for the twelve months ended April 30, 2013, 2012 and 2011, respectively. The estimated annual amortization of acquired below-market leases, net of acquired above-market leases for each of the five succeeding fiscal years is as follows:
Year Ended April 30,	(in thousands)
2014	$37
2015	18
2016	14
2017	6
2018	(5)

2013 Annual Report F-17

NOTE 5 • continued
Amortization of all other identified intangible assets (a component of depreciation/amortization related to real estate investments) was $5.5 million, $5.5 million and $7.1 million for the twelve months ended April 30, 2013, 2012 and 2011, respectively. The estimated annual amortization of all other identified intangible assets for each of the five succeeding fiscal years is as follows:
Year Ended April 30,	(in thousands)
2014	$4,826
2015	3,815
2016	3,598
2017	3,129
2018	2,643

NOTE 6 • NONCONTROLLING INTERESTS
Interests in the Operating Partnership held by limited partners are represented by Units. The Operating Partnership's income is allocated to holders of Units based upon the ratio of their holdings to the total Units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to noncontrolling interests in accordance with the terms of the Operating Partnership agreement.
IRET reflects noncontrolling interests in consolidated real estate entities on the balance sheet for the portion of properties consolidated by IRET that are not wholly owned by IRET. The earnings or losses from these properties attributable to the noncontrolling interests are reflected as net income attributable to noncontrolling interests – consolidated real estate entities in the Consolidated Statements of Operations. The Company's noncontrolling interests – consolidated real estate entities at April 30, 2013 and 2012 were as follows:
	(in thousands)
	April 30, 2013	April 30, 2012
Mendota Properties LLC	$7,236	$7,460
IRET-1715 YDR, LLC	1,003	958
IRET-Williston Garden Apartments, LLC	2,597	2,295
IRET - Jamestown Medical Building, LLC	1,396	1,471
WRH Holding, LLC	1,118	1,380
IRET-Cypress Court Apartments, LLC	1,149	0
IRET - Minot Apartments, LLC	5,937	0
IRET - WRH 1, LLC	5,619	0
Noncontrolling interests – consolidated real estate entities	$26,055	$13,564
On November 27, 2012 the Company entered into a joint venture operating agreement with a real estate development company to construct an apartment project in Minot, North Dakota as IRET – Minot Apartments,  LLC. The project is expected to be completed in two phases, with a total of approximately 341 units. Phase I, the Landing at Southgate, consists of three approximately 36-unit buildings, and is expected to be completed in August 2013. Phase II, the Commons at Southgate, is currently expected to consist of an approximately 233-unit building to be completed in June 2014. The Company currently estimates total costs for both phases of the project at $52.2 million, with approximately 69% of the project financed with third-party debt and approximately 7% financed with debt from IRET to the joint venture entity.  IRET is the 51% owner of the joint venture and will have management and leasing responsibilities when the project is completed. The real estate development company owns 49% of the joint venture and is responsible for the development and construction of the property. The Company has determined that the joint venture is a variable interest entity ("VIE"), primarily based on the fact that the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support. The Company has also determined that IRET is the primary beneficiary of the VIE due to the fact that IRET is providing 51% of the equity contributions, the subordinated debt and a guarantee on the third party debt and has the power to direct the most significant activities that impact the entity's economic performance.

2013 Annual Report F-18

NOTE 7 • LINE OF CREDIT
As of April 30, 2013, the Company had one secured line of credit with First International Bank and Trust, Watford City, North Dakota, as lead bank. This line of credit matures on August 12, 2014, and had, as of April 30, 2013, lending commitments of $60.0 million. Participants in this secured credit facility as of April 30, 2013 included, in addition to First International Bank, the following financial institutions:  The Bank of North Dakota; First Western Bank and Trust; Dacotah Bank; United Community Bank of North Dakota; American State Bank & Trust Company and Town & Country Credit Union. As of April 30, 2013, the Company had advanced $10.0 million under the line of credit. The line of credit has a minimum outstanding principal balance requirement of $10.0 million. The interest rate on borrowings under the facility is the Wall Street Journal Prime Rate +1.25%, with a floor of 5.15% and a cap of 8.65%; interest-only payments are due monthly based on the total amount of advances outstanding. The line of credit may be prepaid at par at any time. The facility includes covenants and restrictions requiring the Company to achieve on a calendar quarter basis a debt service coverage ratio on borrowing base collateral of 1.25x in the aggregate and 1.00x on individual assets in the collateral pool, and the Company is also required to maintain minimum depository account(s) totaling $6.0 million with First International, of which $1.5 million is to be held in a non-interest bearing account. As of April 30, 2013, 23 properties with a total cost of $117.3 million collateralized this line of credit. As of April 30, 2013, the Company believes it is in compliance with the facility covenants. This credit facility is summarized in the following table:
	(in thousands)
Financial Institution	Amount Available	Amount Outstanding as of April 30, 2013	Amount Outstanding as of April 30, 2012	Applicable Interest Rate as of April 30, 2013	Maturity Date	Weighted Average Int. Rate on Borrowings during fiscal year 2013

First International Bank & Trust	$60,000	$10,000	$39,000	5.15%	8/12/14	5.17%

NOTE 8 • MORTGAGES PAYABLE
Most of the properties owned by the Company individually serve as collateral for separate mortgage loans on single properties or groups of properties. The majority of these mortgages payable are non-recourse to the Company, other than for standard carve-out obligations such as fraud, waste, failure to insure, environmental conditions and failure to pay real estate taxes. As of April 30, 2013, the management of the Company believes there are no defaults or material compliance issues in regard to any of these mortgages payable. Interest rates on mortgages payable range from 2.57% to 8.25%, and the mortgages have varying maturity dates from June 30, 2013, through July 1, 2036.
Of the mortgages payable, the balance of fixed rate mortgages totaled $1.0 billion at April 30, 2013 and 2012, and the balances of variable rate mortgages totaled $26.2 million and $16.2 million as of April 30, 2013, and 2012, respectively. The Company does not utilize derivative financial instruments to mitigate its exposure to changes in market interest rates. Most of the fixed rate mortgages have substantial pre-payment penalties. As of April 30, 2013, the weighted-average rate of interest on the Company's mortgage debt was 5.55%, compared to 5.78% on April 30, 2012. The aggregate amount of required future principal payments on mortgages payable as of April 30, 2013, is as follows:
Year Ended April 30,	(in thousands)
2014	$64,923
2015	110,972
2016	92,336
2017	219,315
2018	66,944
Thereafter	494,716
Total payments	$1,049,206

In addition to the individual first mortgage loans comprising the Company's $1.0 billion of mortgage indebtedness, the Company also has a  revolving, multi-bank secured line of credit which had, as of April 30, 2013, lending commitments of $60.0 million and an outstanding balance of $10.0 million. This facility, which as of April 30, 2013 is secured by mortgages on 23 Company properties, is not included in the Company's mortgage indebtedness total. The Company currently has 35 unencumbered properties.

2013 Annual Report F-19

NOTE 9 • TRANSACTIONS WITH RELATED PARTIES
BANKING SERVICES
The Company has an ongoing banking relationship with First International Bank and Trust, Watford City, North Dakota ("First International"). Stephen L. Stenehjem, a member of the Company's Board of Trustees, is the President and Chief Executive Officer of First International, and the bank is owned by Mr. Stenehjem and members of his family. Currently, and during fiscal year 2013, the Company has one mortgage loan outstanding with First International, with an original principal balance of $13.7 million (Williston Garden) bearing interest at 5.5% per annum. In connection with this loan, the Company maintains a compensating balance of $50,000. For a portion of fiscal year 2013, the Company had two other mortgage loans outstanding with First International, in the amount of approximately $2.4 million (Georgetown Square) and $3.2 million (Grand Forks MedPark Mall), respectively, bearing interest at 7.25% and 6.25% per annum; these loans were repaid in the first and second quarters of fiscal year 2013, respectively. During fiscal year 2013, the Company entered into a construction loan with First International for $43.7 million to finance the development of a residential property in Williston, North Dakota. At April 30, 2013, the construction loan was not drawn on. The Company paid interest on these loans of approximately $665,000, $0, $52,000 and $0, respectively, in fiscal year 2013, and paid approximately $258,000 in origination fees and closing costs on the construction loan. The Company has a multi-bank line of credit with a capacity of $60.0 million, of which First International is the lead bank and a participant with a $12.0 million commitment. In fiscal year 2013, the Company paid First International a total of approximately $196,000 in interest on First International's portion of the outstanding balance of this credit line, and paid fees of $40,000. In connection with this multi-bank line of credit, the Company maintains compensating balances with First International totaling $6.0 million, of which $1.5 million is held in a non-interest bearing account, and $4.5 million is held in an account that pays the Company interest on the deposited amount of 0.25% per annum. The Company also maintains a number of checking accounts with First International. In fiscal year 2013, the Company paid less than $500 in total in various bank service and other fees charged on these checking accounts.
In fiscal years 2012 and 2011, respectively, the Company paid First International $531,000 and $212,000 in interest on First International's portion of the multi-bank line of credit and paid fees of $70,000 and $219,000. In fiscal year 2011, the Company paid interest of approximately $72,000 for borrowing under a $14.0 million line of credit that was subsequently terminated in fiscal year 2011. In fiscal years 2012 and 2011, the Company paid interest and fees on outstanding mortgage and construction loans of approximately $422,000 and $390,000, respectively. In both fiscal years 2012 and 2011, the Company paid under $500 in total in various bank service and other fees charged on checking accounts maintained with First International.
Total payments of interest and fees from the Company to First International Bank were approximately $1.2 million, $1.1 million and $893,000 in fiscal years 2013, 2012 and 2011, respectively.
LEASE TRANSACTION
In the first quarter of fiscal year 2013, the Company entered into an agreement with First International to construct an approximately 3,700 square-foot building on an outlot of the Company's Arrowhead Shopping Center in Minot, North Dakota, to be leased by First International under a 20-year lease for use as a branch bank location. The total cost of the project is estimated to be approximately $1.7 million, with net rental payments under the lease currently estimated at approximately $2.4 million in total over the 20-year lease term.

2013 Annual Report F-20

NOTE 10 • ACQUISITIONS AND DISPOSITIONS
PROPERTY ACQUISITIONS
IRET Properties added approximately $135.8 million of real estate properties to its portfolio during fiscal year 2013, compared to $97.1 million in fiscal year 2012. Of the total property added during fiscal 2013, the Company paid $128.7 million for real estate properties and $7.1 million of land was contributed by joint venture partners. The  $128.7 million paid for real estate properties added to the Company's portfolio in fiscal year 2013 consisted of limited partnership units of the Operating Partnership valued at issuance at $12.6 million and $12.5 million in assumed mortgage debt, with the remainder paid in cash. The Company expensed approximately $434,000 of transaction costs related to the acquisitions in fiscal year 2013. Of the $97.1 million paid in fiscal year 2012, approximately $8.1 million was paid in the form of limited partnership units of the Operating Partnership and approximately $7.2 million consisted of the assumption of mortgage debt, with the remainder paid in cash. The Company expensed approximately $542,000 of transaction costs related to the acquisitions in fiscal year 2012. The fiscal year 2013 and 2012 additions are detailed below.
Fiscal 2013 (May 1, 2012 to April 30, 2013)
Acquisitions		(in thousands)
	Date Acquired	Land	Building	Intangible Assets	Acquisition Cost

Multi-Family Residential
308 unit - Villa West - Topeka, KS	2012-05-08	$1,590	$15,760	$300	$17,650
232 unit - Colony - Lincoln, NE	2012-06-04	1,515	15,731	254	17,500
208 unit - Lakeside Village - Lincoln, NE	2012-06-04	1,215	15,837	198	17,250
58 unit - Ponds at Heritage Place - Sartell, MN	2012-10-10	395	4,564	61	5,020
336 unit - Whispering Ridge - Omaha, NE	2013-04-24	2,139	25,424	751	28,314
		6,854	77,316	1,564	85,734

Unimproved Land
University Commons - Williston, ND	2012-08-01	823	0	0	823
Cypress Court - St. Cloud, MN	2012-08-10	447	0	0	447
Cypress Court Apartment Development - St. Cloud, MN(1)	2012-08-10	1,136	0	0	1,136
Badger Hills - Rochester, MN(2)	2012-12-14	1,050	0	0	1,050
Grand Forks - Grand Forks, ND	2012-12-31	4,278	0	0	4,278
Minot (Southgate Lot 4) - Minot, ND	2013-01-11	1,882	0	0	1,882
Commons at Southgate - Minot, ND(3)	2013-01-22	3,691	0	0	3,691
Landing at Southgate - Minot, ND(3)	2013-01-22	2,262	0	0	2,262
Grand Forks 2150 - Grand Forks, ND	2013-03-25	1,600	0	0	1,600
Bismarck 4916 - Bismarck, ND	2013-04-12	3,250	0	0	3,250
Arcata - Golden Valley, MN	2013-04-30	2,088	0	0	2,088
		22,507	0	0	22,507

Total Property Acquisitions		$29,361	$77,316	$1,564	$108,241
(1)	Land is owned by a joint venture in which the Company has an approximately 79% interest. The joint venture is consolidated in IRET's financial statements.
(2)	Acquisition of unimproved land consisted of two parcels acquired separately on December 14 and December 20, 2012, respectively.
(3)	Land is owned by a joint venture entity in which the Company has an approximately 51% interest. The joint venture is consolidated in IRET's financial statements.

2013 Annual Report F-21

NOTE 10 • continued
		(in thousands)
Development Projects Placed in Service	Date Placed in Service	Land	Building	Development Cost

Multi-Family Residential
159 unit - Quarry Ridge II - Rochester, MN(1)	2012-06-29	$0	$4,591	$4,591
73 unit - Williston Garden Buildings 3 and 4 - Williston, ND(2)	2012-07-31	0	7,058	7,058
20 unit - First Avenue - Minot, ND(3)	2013-04-15	0	2,356	2,356
		0	14,005	14,005
Commercial Healthcare
26,662 sq ft Spring Wind Expansion - Laramie, WY(4)	2012-11-16	0	1,675	1,675
45,222 sq ft Jamestown Medical Office Building - Jamestown, ND(5)	2013-01-01	0	6,597	6,597
		0	8,272	8,272

Commercial Industrial
27,698 sq ft Minot IPS - Minot, ND(6)	2012-12-17	0	4,087	4,087

Commercial Retail
3,702 sq ft Arrowhead First International Bank - Minot, ND(7)	2013-03-19	0	1,165	1,165

Total Development Projects Placed in Service		$0	$27,529	$27,529
(1)
Development property placed in service June 29, 2012. Additional costs paid in fiscal years 2012 and 2011, and land acquired in fiscal year 2007, totaled $13.0 million, for a total project cost at April 30, 2013 of $17.6 million.

(2)
Development property placed in service July 31, 2012. Buildings 1 and 2 were placed in service in fiscal year 2012. Additional costs paid in fiscal year 2012 totaled $12.0 million, for a total project cost at April 30, 2013 of $19.1 million.

(3)	Redevelopment property placed in service April 15, 2013. Additional costs paid in fiscal years 2012 and 2011 totaled approximately $321,000, for a total project cost at April 30, 2013 of $2.7 million.
(4)	Expansion project placed in service November 16, 2012. Additional costs paid in fiscal year 2012 totaled $1.8 million, for a total project cost at April 30, 2013 of $3.5 million.
(5)	Development property placed in service January 1, 2013. Additional costs paid in fiscal year 2012 totaled $1.0 million, for a total project cost at April 30, 2013 of $7.6 million.
(6)	Development property placed in service December 17, 2012. Additional costs paid in fiscal year 2012 totaled $1.8 million, for a total project cost at April 30, 2013 of $5.9 million.
(7)	Development property placed in service March 19, 2013. Additional costs paid in fiscal year 2012 totaled approximately $75,000, for a total project cost at April 30, 2013 of $1.2 million

2013 Annual Report F-22

NOTE 10 • continued
Fiscal 2012 (May 1, 2011 to April 30, 2012)
Acquisitions		(in thousands)
	Date Acquired	Land	Building	Intangible Assets	Acquisition Cost

Multi-Family Residential
147 unit - Regency Park Estates - St. Cloud, MN	2011-08-01	$702	$10,198	$0	$10,900
50 unit - Cottage West Twin Homes - Sioux Falls, SD	2011-10-12	968	3,762	0	4,730
24 unit - Gables Townhomes - Sioux Falls, SD	2011-10-12	349	1,921	0	2,270
36 unit - Evergreen II - Isanti, MN	2011-11-01	691	2,784	0	3,475
116 unit - Grand Gateway - St. Cloud MN	2012-02-16	814	7,086	0	7,900
84 unit - Ashland - Grand Forks, ND	2012-03-16	741	7,569	0	8,310
		4,265	33,320	0	37,585

Commercial Healthcare
17,273 sq. ft Spring Creek American Falls - American Falls, ID	2011-09-01	145	3,870	55	4,070
15,571 sq. ft Spring Creek Soda Springs - Soda Springs, ID	2011-09-01	66	2,134	30	2,230
15,559 sq. ft Spring Creek Eagle - Eagle, ID	2011-09-01	263	3,775	62	4,100
31,820 sq. ft Spring Creek Meridian - Meridian, ID	2011-09-01	424	6,724	102	7,250
26,605 sq. ft Spring Creek Overland - Boise, ID	2011-09-01	687	5,941	97	6,725
16,311 sq. ft Spring Creek Boise - Boise, ID	2011-09-01	708	4,296	71	5,075
26,605 sq. ft Spring Creek Ustick - Meridian, ID	2011-09-01	467	3,833	0	4,300
Meadow Wind Land - Casper, WY	2011-09-01	50	0	0	50
3,431 sq. ft Edina 6525 Drew Ave S - Edina, MN	2011-10-13	388	117	0	505
		3,198	30,690	417	34,305

Unimproved Land
Industrial-Office Build-to-Suit - Minot, ND	2011-09-07	416	0	0	416
Renaissance Heights - Williston, ND	2012-04-11	4,600	0	0	4,600
		5,016	0	0	5,016

Total Property Acquisitions		$12,479	$64,010	$417	$76,906

2013 Annual Report F-23

NOTE 10 • continued
		(in thousands)
Development Projects Placed in Service	Date Placed in Service	Land	Building	Development Cost

Multi-Family Residential
72 unit - Williston Garden Buildings 1 and 2 - Williston, ND(1)	2012-04-27	$700	$8,978	$9,678

Commercial Healthcare
24,795 sq. ft Trinity at Plaza 16 - Minot, ND(2)	2011-09-23	0	5,685	5,685
22,193 sq. ft Meadow Winds Addition - Casper, WY(3)	2011-12-30	0	3,952	3,952
		0	9,637	9,637

Commercial Retail
19,037 sq. ft. Jamestown Buffalo Mall - Jamestown, ND(4)	2011-06-15	0	879	879

Total Development Projects Placed in Service		$700	$19,494	$20,194
(1)	Development property placed in service April 27, 2012. Buildings 3 and 4 of this project are expected to be placed in service during the first quarter of fiscal year 2013.
(2)	Development property placed in service September 23, 2011. Additional costs paid in fiscal year 2011 totaled $3.3 million, for a total project cost at April 30, 2012 of $9.0 million.
(3)	Expansion project placed in service December 30, 2011.
(4)	Construction project placed in service June 15, 2011. Additional costs paid in fiscal year 2011 totaled $1.4 million, for a total project cost at April 30, 2012 of $2.3 million.
Acquisitions in fiscal years 2013 and 2012 are immaterial to our real estate portfolio both individually and in the aggregate, and consequently no proforma information is presented. The results of operations from acquired properties are included in the Consolidated Statements of Operations as of their acquisition date. The revenue and net income of our fiscal year 2013 and 2012 acquisitions (excluding development projects placed in service) are detailed below.
	(in thousands)
	April 30, 2013	April 30, 2012
Total revenue	$6,497	$4,213
Net income	$(66)	$950

2013 Annual Report F-24

NOTE 10 • continued
PROPERTY DISPOSITIONS
During fiscal year 2013, the Company disposed of three multi-family residential properties, one retail property, one healthcare property and four condominium units for an aggregate sales price of $26.3 million, compared to dispositions totaling $3.2 million in fiscal year 2012. The fiscal year 2013 and 2012 dispositions are detailed below.
Fiscal 2013 (May 1, 2012 to April 30, 2013)
		(in thousands)
Dispositions	Date Disposed	Sales Price	Book Value and Sales Cost	Gain/(Loss)

Multi-Family Residential
116 unit - Terrace on the Green - Fargo, ND	2012-09-27	$3,450	$1,248	$2,202
85 unit - Prairiewood Meadows - Fargo, ND	2012-09-27	3,450	2,846	604
66 unit - Candlelight - Fargo, ND	2012-11-27	1,950	1,178	772
		8,850	5,272	3,578

Commercial Retail
16,080 sq ft Kentwood Thomasville - Kentwood, MI	2012-06-20	625	692	(67)

Commercial Healthcare
47,950 sq ft Steven's Pointe -Steven's Point, WI	2013-04-25	16,100	12,667	3,433

Other
Georgetown Square Condominiums 5 and 6	2012-06-21	330	336	(6)
Georgetown Square Condominiums 3 and 4	2012-08-02	368	421	(53)
		698	757	(59)

Total Property Dispositions		$26,273	$19,388	$6,885

Fiscal 2012 (May 1, 2011 to April 30, 2012)
		(in thousands)
Dispositions	Date Disposed	Sales Price	Book Value and Sales Cost	Gain/(Loss)

Commercial Retail
41,200 sq ft. Livingstone Pamida - Livingston, MT	2011-08-01	$2,175	$1,586	$589
12,556 sq ft. East Grand Station – East Grand Forks, MN	2012-03-03	1,062	1,302	(240)

Total Property Dispositions		$3,237	$2,888	$349

2013 Annual Report F-25

NOTE 11 • OPERATING SEGMENTS
IRET reports its results in five reportable segments: multi-family residential; commercial office; commercial healthcare, including senior housing (formerly referred to as the commercial medical segment; the composition of this segment has not changed from prior periods); commercial industrial and commercial retail properties.  The Company's reportable segments are aggregations of similar properties.

Segment information in this report is presented based on net operating income, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. The following tables present real estate revenues and net operating income for the fiscal years ended April 30, 2013, 2012 and 2011 from our five reportable segments, and reconcile net operating income of reportable segments to net income as reported in the consolidated financial statements. Segment assets are also reconciled to Total Assets as reported in the consolidated financial statements. The tables have been restated to reflect the reclassification of a commercial property in Minot, North Dakota, from commercial retail to the commercial office segment.
	(in thousands)
Year Ended April 30, 2013	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Total

Real estate revenue	$90,759	$77,766	$61,975	$12,247	$13,622	$256,369
Real estate expenses	38,716	38,175	16,779	3,750	5,039	102,459
Gain on involuntary conversion	3,852	0	0	0	1,232	5,084
Net operating income	$55,895	$39,591	$45,196	$8,497	$9,815	158,994
Depreciation/amortization						(64,399)
Administrative, advisory and trustee fees						(8,494)
Other expenses						(2,173)
Interest expense						(62,268)
Interest and other income						748
Income from continuing operations						22,408
Income from discontinued operations						7,564
Net income						$29,972

	(in thousands)
Year Ended April 30, 2012	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Total

Real estate revenue	$72,500	$74,914	$64,511	$11,582	$12,460	$235,967
Real estate expenses	33,905	34,963	20,650	3,063	4,185	96,766
Gain on involuntary conversion	0	0	0	0	274	274
Net operating income	$38,595	$39,951	$43,861	$8,519	$8,549	139,475
Depreciation/amortization						(58,737)
Administrative, advisory and trustee fees						(7,381)
Other expenses						(1,898)
Interest expense						(63,250)
Interest and other income						786
Income from continuing operations						8,995
Income from discontinued operations						711
Net income						$9,706

2013 Annual Report F-26

NOTE 11 • continued
Year Ended April 30, 2011	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$65,229	$77,981	$64,879	$10,548	$12,528	$231,165
Real estate expenses	33,216	36,102	22,443	3,811	4,631	100,203
Net operating income	$32,013	$41,879	$42,436	$6,737	$7,897	130,962
Depreciation/amortization						(56,852)
Administrative, advisory and trustee services						(7,222)
Other expenses						(1,747)
Interest expense						(61,913)
Interest and other income						541
Income from continuing operations						3,769
Income from discontinued operations						20,582
Net income						$24,351

Segment Assets and Accumulated Depreciation
	(in thousands)
As of April 30, 2013	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Total

Segment assets
Property owned	$659,696	$625,296	$501,191	$125,772	$121,015	$2,032,970
Less accumulated depreciation	(140,354)	(139,324)	(90,891)	(23,688)	(26,164)	(420,421)
Total property owned	$519,342	$485,972	$410,300	$102,084	$94,851	$1,612,549
Cash and cash equivalents						94,133
Other investments						639
Receivables and other assets						113,948
Development in progress						46,782
Unimproved land						21,503
Total Assets						$1,889,554

	(in thousands)
As of April 30, 2012	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Total

Segment assets
Property owned	$539,783	$616,743	$500,268	$119,002	$116,213	$1,892,009
Less accumulated depreciation	(128,834)	(121,862)	(78,744)	(20,693)	(23,357)	(373,490)
Total property owned	$410,949	$494,881	$421,524	$98,309	$92,856	$1,518,519
Real estate held for sale						2,067
Cash and cash equivalents						39,989
Other investments						634
Receivables and other assets						114,569
Development in progress						27,599
Unimproved land						10,990
Total Assets						$1,714,367

2013 Annual Report F-27

NOTE 12 • DISCONTINUED OPERATIONS
The Company reports in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale. The Company also reports any gains or losses from the sale of a property in discontinued operations. During fiscal year 2013, the Company disposed of three multi-family residential properties, one retail property, one healthcare property and four condominium units. Eight condominium units in Grand Chute, Wisconsin, and a retail property in Kentwood, Michigan, were classified as held for sale at April 30, 2012. There were no properties classified as held for sale as of April 30, 2013 and 2011. The following information shows the effect on net income and the gains or losses from the sale of properties classified as discontinued operations for the fiscal years ended April 30, 2013, 2012 and 2011. The financial statements have been restated to reflect the property sold or classified as held for sale during the three months ended July 31, 2013. During the first quarter of fiscal year 2014, the Company sold four commercial industrial properties and one commercial retail property and classified two commercial industrial properties as held for sale.
	(in thousands)
	2013	2012	2011
REVENUE
Real estate rentals	$4,252	$5,364	$11,430
Tenant reimbursement	604	661	749
TOTAL REVENUE	4,856	6,025	12,179
EXPENSES
Depreciation/amortization related to real estate investments	1,306	1,554	2,808
Utilities	108	268	815
Maintenance	260	333	1,140
Real estate taxes	504	610	1,256
Insurance	50	73	176
Property management expenses	168	329	1,118
Other property expenses	16	4	72
Other expenses	0	67	28
Amortization related to non-real estate investments	44	33	14
Impairment of real estate investments	305	428	0
TOTAL EXPENSES	2,761	3,699	7,427
Operating income	2,095	2,326	4,752
Interest expense	(1,418)	(1,980)	(3,540)
Interest income	0	0	5
Other income	2	16	0
Income from discontinued operations before gain on sale	679	362	1,217
Gain on sale of discontinued operations	6,885	349	19,365
INCOME FROM DISCONTINUED OPERATIONS	$7,564	$711	$20,582
Segment Data
Multi-Family Residential	$3,653	$161	$19,268
Commercial Office	0	0	0
Commercial Healthcare	3,419	(465)	(84)
Commercial Industrial	776	712	1,319
Commercial Retail	(284)	303	79
Total	$7,564	$711	$20,582

	(in thousands)
	2013	2012	2011
Property Sale Data
Sales price	$26,273	$3,237	$83,330
Net book value and sales costs	(19,388)	(2,888)	(63,965)
Gain on sale of discontinued operations	$6,885	$349	$19,365

	(in thousands)
	2013	2012
Asset and Liability Data
Total assets	$23,649	$44,270
Total liabilities	(283)	(16,257)

2013 Annual Report F-28

NOTE 13 • EARNINGS PER SHARE
Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. The Company has no outstanding options, warrants, convertible stock or other contractual obligations requiring issuance of additional common shares that would result in a dilution of earnings. Units can be exchanged for shares on a one-for-one basis after a minimum holding period of one year. The following table presents a reconciliation of the numerator and denominator used to calculate basic and diluted earnings per share reported in the consolidated financial statements for the fiscal years ended April 30, 2013, 2012 and 2011:
	For Years Ended April 30,
	(in thousands, except per share data)
	2013	2012	2011
NUMERATOR
Income from continuing operations – Investors Real Estate Trust	$19,341	$7,641	$3,621
Income from discontinued operations – Investors Real Estate Trust	6,189	571	16,461
Net income attributable to Investors Real Estate Trust	25,530	8,212	20,082
Dividends to preferred shareholders	(9,229)	(2,372)	(2,372)
Numerator for basic earnings per share – net income available to common shareholders	16,301	5,840	17,710
Noncontrolling interests – Operating Partnership	3,633	1,359	4,449
Numerator for diluted earnings per share	$19,934	$7,199	$22,159
DENOMINATOR
Denominator for basic earnings per share weighted average shares	93,344	83,557	78,628
Effect of convertible operating partnership units	21,191	19,875	20,154
Denominator for diluted earnings per share	114,535	103,432	98,782
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.11	$.06	$.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.06	.01	.21
NET INCOME PER COMMON SHARE – BASIC & DILUTED	$.17	$.07	$.22

NOTE 14 • RETIREMENT PLANS
IRET sponsors a defined contribution profit sharing retirement plan and a defined contribution 401(k) plan.  IRET's defined contribution profit sharing retirement plan is available to employees over the age of 21 who have completed 1,000 hours within the plan year and are employed on the last day of the plan year.  Participation in IRET's defined contribution 401(k) plan is available to employees over the age of 21 who have completed six months of service and who work at least 1,000 hours per calendar year, and employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS. Employer contributions to the profit sharing and 401(k) plans are at the discretion of the Company's management. IRET expects to contribute not more than 3.5% of the salary of each employee participating in the profit sharing plan, and currently matches, dollar for dollar, employee contributions to the 401(k) plan in an amount equal to up to 4.0% of the eligible salary of each employee participating in the 401(k) plan, for a total expected contribution of not more than 7.5% of the salary of each of the employees participating in both plans. Contributions by IRET to the profit sharing plan are subject to a vesting schedule; contributions by IRET under the 401(k) plan are fully vested when made.  IRET's contributions to these plans on behalf of employees totaled approximately $912,000, $871,000 and $598,000 in fiscal years 2013, 2012 and 2011, respectively. The increase in cost from fiscal year 2011 to fiscal year 2013 was due to growth in the number of employees during IRET's transition to internal property management.

2013 Annual Report F-29

NOTE 15 • COMMITMENTS AND CONTINGENCIES
Ground Leases. As of April 30, 2013, the Company is a tenant under operating ground or air rights leases on twelve of its properties. The Company pays a total of approximately $500,000 per year in rent under these ground leases, which have remaining terms ranging from 2.5 to 88 years, and expiration dates ranging from October 2015 to October 2100. The Company has renewal options for six of the twelve ground leases, and rights of first offer or first refusal for the remainder.
The expected timing of ground and air rights lease payments as of April 30, 2013 is as follows:
(in thousands)
Year Ended April 30,	Lease Payments
2014	$504
2015	506
2016	478
2017	449
2018	449
Thereafter	21,667
Total	$24,053

Legal Proceedings. IRET is involved in various lawsuits arising in the normal course of business. Management believes that such matters will not have a material effect on the Company's consolidated financial statements.
Environmental Matters. It is generally IRET's policy to obtain a Phase I environmental assessment of each property that the Company seeks to acquire.  Such assessments have not revealed, nor is the Company aware of, any environmental liabilities that IRET believes would have a material adverse effect on IRET's financial position or results of operations. IRET owns properties that contain or potentially contain (based on the age of the property) asbestos or lead, or have underground fuel storage tanks. For certain of these properties, the Company estimated the fair value of the conditional asset retirement obligation and chose not to book a liability, because the amounts involved were immaterial. With respect to certain other properties, the Company has not recorded any related asset retirement obligation, as the fair value of the liability cannot be reasonably estimated, due to insufficient information. IRET believes it does not have sufficient information to estimate the fair value of the asset retirement obligations for these properties because a settlement date or range of potential settlement dates has not been specified by others, and, additionally, there are currently no plans or expectation of plans to sell or to demolish these properties, or to undertake major renovations that would require removal of the asbestos, lead and/or underground storage tanks.  These properties are expected to be maintained by repairs and maintenance activities that would not involve the removal of the asbestos, lead and/or underground storage tanks.  Also, a need for renovations caused by tenant changes, technology changes or other factors has not been identified.
Tenant Improvements.  In entering into leases with tenants, IRET may commit itself to fund improvements or build-outs of the rented space to suit tenant requirements.  These tenant improvements are typically funded at the beginning of the lease term, and IRET is accordingly exposed to some risk of loss if a tenant defaults prior to the expiration of the lease term, and the rental income that was expected to cover the cost of the tenant improvements is not received.  As of April 30, 2013, the Company is committed to fund approximately $7.5 million in tenant improvements, within approximately the next 12 months.
Purchase Options. The Company has granted options to purchase certain IRET properties to tenants in these properties, under lease agreements.  In general, the options grant the tenant the right to purchase the property at the greater of such property's appraised value or an annual compounded increase of a specified percentage of the initial cost of the property to IRET. The property cost and gross rental revenue of these properties are as follows:

2013 Annual Report F-30

NOTE 15 • continued
	(in thousands)
		Gross Rental Revenue
Property	Investment Cost	2013	2012	2011
Billings 2300 Grant Road - Billings, MT	$2,522	$299	$291	$226
Fargo 1320 45th Street N - Fargo, ND	4,160	400	400	333
Healtheast St John & Woodwinds - Maplewood & Woodbury, MN	21,601	2,152	2,152	2,152
Missoula 3050 Great Northern - Missoula, MT	2,723	323	315	243
Sartell 2000 23rd Street South - Sartell, MN	12,716	365	868	1,209
Spring Creek American Falls- American Falls, ID	4,070	352	234	n/a
Spring Creek Boise - Boise, ID	5,075	440	293	n/a
Spring Creek Eagle - Eagle, ID	4,100	356	237	n/a
Spring Creek Meridian - Meridian, ID	7,250	624	417	n/a
Spring Creek Overland - Overland, ID	6,725	580	387	n/a
Spring Creek Soda Springs - Soda Springs, ID	2,262	196	130	n/a
Spring Creek Ustick - Meridian, ID	4,300	368	246	n/a
St. Michael Clinic - St. Michael, MN	2,851	249	248	244
Urbandale - Urbandale, IA	15,218	1,153	n/a	n/a
Winsted Industrial Building - Winsted, MN	1,054	70	32	n/a
Total	$96,627	$7,927	$6,250	$4,407

Restrictions on Taxable Dispositions.  Approximately 112 of the Company's properties, consisting of approximately 6.2 million square feet of our combined commercial segment's properties and 4,865 apartment units, are subject to restrictions on taxable dispositions under agreements entered into with some of the sellers or contributors of the properties. The real estate investment amount of these properties (net of accumulated depreciation) was approximately $855.3 million at April 30, 2013. The restrictions on taxable dispositions are effective for varying periods. The terms of these agreements generally prevent us from selling the properties in taxable transactions.  The Company does not believe that the agreements materially affect the conduct of its business or its decisions whether to dispose of restricted properties during the restriction period because the Company generally holds these and its other properties for investment purposes, rather than for sale. Historically, however, where the Company has deemed it to be in its shareholders' best interests to dispose of restricted properties, the Company has done so through transactions structured as tax-deferred transactions under Section 1031 of the Internal Revenue Code.
Redemption Value of UPREIT Units.  The limited partnership units ("UPREIT Units") of the Company's operating partnership, IRET Properties, are redeemable at the option of the holder for cash, or, at our option, for the Company's common shares of beneficial interest on a one-for-one basis, after a minimum one-year holding period.  All UPREIT Units receive the same cash distributions as those paid on common shares.  UPREIT Units are redeemable for an amount of cash per Unit equal to the average of the daily market price of an IRET common share for the ten consecutive trading days immediately preceding the date of valuation of the Unit.  As of April 30, 2013 and 2012, the aggregate redemption value of the then-outstanding UPREIT Units of the operating partnership owned by limited partners was approximately $209.7 million and $147.8 million, respectively.
Joint Venture Buy/Sell Options.  Certain of IRET's joint venture agreements contain buy/sell options in which each party under certain circumstances has the option to acquire the interest of the other party, but do not generally require that the Company buy its partners' interests. During the third quarter of fiscal year 2012, IRET acquired, in an equity transaction for $1.3 million, its joint venture partner's interest in the Company's only joint venture which allowed IRET's unaffiliated partner, at its election, to require that IRET buy its interest at a purchase price to be determined by an appraisal conducted in accordance with the terms of the agreement, or at a negotiated price. The entity will continue to be consolidated in IRET's financial statements. The Company currently has no joint ventures in which its joint venture partner can require the Company to buy the partner's interest.
Development, Expansion and Renovation Projects.  The Company has various contracts outstanding with third parties in connection with development, expansion and renovation projects that are underway or recently completed, the costs for which have been capitalized. As of April 30, 2013, contractual commitments for these projects are as follows:

2013 Annual Report F-31

NOTE 15 • continued
First Avenue Apartment Homes, Minot, North Dakota:  In the fourth quarter of fiscal 2013, the Company substantially completed the conversion of an existing approximately 15,000 square foot commercial office building in Minot, North Dakota to a 20-unit multi-family residential property, for an estimated total cost of $3.0 million. As of April 30, 2013, the Company had incurred approximately $2.9 million of these project costs.
Arrowhead First International Bank, Minot, North Dakota:  During the first quarter of fiscal year 2013, the Company entered into an agreement with First International Bank and Trust, Watford City, North Dakota (First International) to construct an approximately 3,700 square-foot building on an outlot of the Company's Arrowhead Shopping Center in Minot, North Dakota, to be leased by First International under a 20-year lease for use as a branch bank location. The total cost of the project is estimated to be approximately $1.7 million. The building was substantially completed in the fourth quarter of fiscal year 2013. As of April 30, 2013, the Company had incurred approximately $1.6 million of these estimated project costs. Stephen Stenehjem, a member of the Company's Board of Trustees, is the President and Chairman of First International, and accordingly this transaction was reviewed and approved by the Company's Audit Committee under the Company's related party transactions approval policy, and by the Company's independent trustees.
River Ridge Apartment Homes, Bismarck, ND: During the second quarter of fiscal year 2013, the Company began construction of its 146-unit River Ridge Apartments project in Bismarck, North Dakota. River Ridge is located near IRET's Cottonwood Apartments in Bismarck, and will offer amenities including a pool, exercise facility and underground parking. The Company estimates that the total cost to construct the project will be approximately $25.8 million. Completion of the project is currently expected in the second quarter of the Company's fiscal year 2014. As of April 30, 2013, the Company had incurred approximately $13.2 million of the total estimated project costs.
Cypress Court Apartment Homes, St. Cloud, Minnesota: In August 2012, the Company entered into a joint venture agreement with a real estate development and contracting company in St. Cloud, Minnesota, to construct a two-building, 132-unit multi-family residential property in St. Cloud, Minnesota, for an estimated total project cost of $14.3 million. The Company owns approximately 79% of the joint venture entity, and the Company consolidates the joint venture's results in its financial statements; the remaining approximately 21% interest is owned by its joint venture partner. Completion of the apartment project is currently expected in the second quarter of the Company's fiscal year 2014. As of April 30, 2013, the Company had incurred approximately $6.5 million of the total estimated project costs.
Southgate Apartments, Minot, North Dakota: In January 2013, the Company entered into a joint venture agreement to construct an apartment project in Minot, North Dakota. The Company owns approximately 51% of the joint venture entity, and the Company consolidates the joint venture's results in its financial statements; the remaining approximately 49% of the joint venture entity is owned by its joint venture partner. See Note 6 for additional information on the joint venture. The project is expected to be completed in two phases, with a total of approximately 341 units. Phase I, the Landing at Southgate, consists of three approximately 36-unit buildings, and is expected to be completed in August 2013. Phase II, the Commons at Southgate, is currently expected to consist of an approximately 233-unit building to be completed in June 2014. IRET currently estimates total costs for both phases of the project at $52.2 million. As of April 30, 2013, the Company had incurred approximately $13.9 million of the total estimated project costs. The development is located near IRET's Plaza 16 property (formerly IRET Corporate Plaza) in southwest Minot.
Renaissance Heights I Apartments, Williston, North Dakota: In February 2013, the Company entered into a joint venture agreement to construct the first phase of an apartment project in Williston, North Dakota. The Company's joint venture partner in the Renaissance Heights project is also the Company's partner in its Williston Garden Apartments Project. The Company will own approximately 70% of the project, subject to final project costs, and the joint venture's results are consolidated in the Company's financial statements. The first phase of the Renaissance Heights Apartments project, consisting of five buildings with a total of 288 units, commenced construction in April 2013, with construction completion expected in September 2014. The site of the first phase of this development project is approximately 14.5 acres of an approximately 40-acre parcel of land purchased by the Company in April 2012. The total cost of this first phase of the Renaissance Heights project is estimated at $62.2 million, including the purchase price of the land. The remaining two phases of the project are expected to consist of an additional total of approximately 462 units, for a total of approximately 750 units in all three phases. This development project is

2013 Annual Report F-32

NOTE 15 • continued
subject to various contingencies, and no assurances can be given that the project will be completed in the time frame or on the terms currently proposed, or at all.
Arcata Apartments, Golden Valley, Minnesota: In April 2013, the Company acquired approximately two acres of vacant land in Golden Valley, Minnesota for a purchase price of approximately $2.1 million. The parcel of land is located near the Company's Golden Hills Office Center. The Company has signed a development services agreement with Trammell Crow Company to develop on this parcel an approximately 165-unit apartment building. Construction is currently expected to commence in August 2013 and conclude in approximately November 2014, with a total project cost of approximately $33.4 million, including the purchase price of the land. However, the Company has not yet finalized the construction contract for the project, and the project is subject to various additional contingencies, and, accordingly, no assurances can be given that the project will be completed in the time frame or on the terms currently proposed, or at all.
Bank Office Build-to-Suit, Minot, North Dakota: In June 2013, the Company signed a lease agreement with a national bank committing the Company to develop and construct an approximately 5,000 square foot bank building in Minot, North Dakota for lease by the bank, at a projected total cost of approximately $3 million, including the cost of the land for the project, which is an approximately 1.1 acre parcel. Construction of the bank building is currently planned to commence in August 2013, with completion expected in March 2014. However, the Company is currently finalizing the construction contract for the project prior to obtaining construction bids, and the tenant in the project may terminate the project if construction costs exceed the budget agreed in the lease. Accordingly, no assurances can be given that this project will be completed in the time frame or on the terms currently proposed, or at all.
NOTE 16 • FAIR VALUE MEASUREMENTS
ASC 820, Fair Value Measurement  and Disclosures defines and establishes a framework for measuring fair value.  The objective of fair value is to determine the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). ASC 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels, as follows:
Level 1:  Quoted prices in active markets for identical assets
Level 2:  Significant other observable inputs
Level 3:  Significant unobservable inputs
There were no transfers in and out of Level 1, Level 2 and Level 3 fair value measurements during fiscal years 2013 and 2012. Fair value estimates may be different than the amounts that may ultimately be realized upon sale or disposition of the assets and liabilities.
Fair Value Measurements on a Recurring Basis
The Company had no assets or liabilities recorded at fair value on a recurring basis at April 30, 2013 and 2012.
Fair Value Measurements on a Nonrecurring Basis
Non-financial assets measured at fair value on a nonrecurring basis at April 30, 2013 consisted of real estate investments that were written-down to estimated fair value during fiscal year 2013. Non-financial assets measured at fair value on a nonrecurring basis at April 30, 2012 consisted of real estate held for sale that was written-down to estimated fair value during fiscal year 2012. See Note 2 for additional information on impairment losses recognized during fiscal years 2013 and 2012. The aggregate fair value of these assets by their levels in the fair value hierarchy are as follows:

2013 Annual Report F-33

NOTE 16 • continued
	(in thousands)
	April 30, 2013
	Total	Level 1	Level 2	Level 3
Real estate investments	$335	$0	$0	$335

	(in thousands)
	April 30, 2012
	Total	Level 1	Level 2	Level 3
Real estate held for sale	$2,067	$0	$0	$2,067

Financial Assets and Liabilities Not Measured at Fair Value
The following methods and assumptions were used to estimate the fair value of each class of financial assets and liabilities. The fair values of our financial instruments approximate their carrying amount in our consolidated financial statements except for debt.
Mortgage Loans Receivable. Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities. Terms are short term in nature and carrying value approximates the estimated fair value.
Cash and Cash Equivalents. The carrying amount approximates fair value because of the short maturity.
Other Investments. The carrying amount, or cost plus accrued interest, of the certificates of deposit approximates fair value.
Other Debt. The fair value of other debt is estimated based on the discounted cash flows of the loan using current market rates, which are estimated based on recent financing transactions (Level 3).
Lines of Credit.  The carrying amount approximates fair value because the variable rate debt re-prices frequently.
Mortgages Payable. For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed rate loans is estimated based on the discounted cash flows of the loans using current market rates, which are estimated based on recent financing transactions (Level 3).
The estimated fair values of the Company's financial instruments as of April 30, 2013 and 2012 are as follows:
	(in thousands)
	2013		2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS
Cash and cash equivalents	94,133	94,133	39,989	39,989
Other investments	639	639	634	634
FINANCIAL LIABILITIES
Other debt	18,076	18,156	13,875	13,973
Lines of credit	10,000	10,000	39,000	39,000
Mortgages payable	1,049,206	1,160,190	1,048,689	1,087,082

2013 Annual Report F-34

NOTE 17 • COMMON AND PREFERRED SHARES OF BENEFICIAL INTEREST AND EQUITY
Distribution Reinvestment and Share Purchase Plan.  During fiscal years 2013 and 2012, IRET issued 5.3 million and 4.8 million common shares, respectively, pursuant to its distribution reinvestment and share purchase plan, at a total value at issuance of $43.1 million and $34.3 million, respectively. The shares issued under the distribution reinvestment and share purchase plan during fiscal year 2013 consisted of 1.5 million shares valued at issuance at $12.4 million that were issued for reinvested distributions and approximately 3.8 million shares valued at $30.7 million at issuance that were sold for voluntary cash contributions. The shares issued under the distribution reinvestment and share purchase plan during fiscal year 2012 consisted of 1.5 million shares valued at issuance at $10.8 million that were issued for reinvested distributions and approximately 3.3 million shares valued at $23.5 million at issuance that were sold for voluntary cash contributions. IRET's distribution reinvestment plan is available to common shareholders of IRET and all limited partners of IRET Properties. Under the distribution reinvestment plan, shareholders or limited partners may elect to have all or a portion of their distributions used to purchase additional IRET common shares, and may elect to make voluntary cash contributions for the purchase of IRET common shares, at a discount (currently 3%) from the market price.
Conversion of Units to Common Shares.  During fiscal years 2013 and 2012, respectively, approximately 317,000 and 759,000 Units were converted to common shares, with a total value of $1.6 million and $3.5 million included in equity.
Issuance of Common and Preferred Shares.  On April 5, 2013, the Company completed the public offering of approximately 6.0 million common shares of beneficial interest at a public offering price of $9.25 per share, for net proceeds of approximately $53.0 million after underwriting discounts and estimated offering expenses. The Company contributed the net proceeds from the sale of common shares to the Operating Partnership for general business purposes, including the acquisition and development of income-producing real estate properties and debt repayment. The common shares were registered under a shelf registration statement declared effective on May 4, 2010, and which expired on May 4, 2013.
On August 7, 2012, the Company completed the public offering of 4.6 million Series B Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series B preferred shares") at a price of $25.00 per share for net proceeds of approximately $111.2 million after underwriting discounts and estimated offering expenses.  These shares are nonvoting and redeemable for cash at $25.00 per share at the Company's option on or after August 7, 2017. Holders of these shares are entitled to cumulative distributions, payable quarterly (as and if declared by the Board of Trustees). Distributions accrue at an annual rate of $1.9875 per share, which is equal to 7.95% of the $25.00 per share liquidation preference ($115 million liquidation preference in the aggregate).  The Company contributed the net proceeds from the sale to the Operating Partnership for general business purposes, including the acquisition and development of income-producing real estate properties and debt repayment, in exchange for 4.6 million Series B preferred units, which carry terms that are substantially the same as the Series B preferred shares. On August 7, 2012, the Operating Partnership used a portion of the proceeds of the offering of Series B preferred shares to repay $34.5 million in borrowings under its multi-bank line of credit, reducing outstanding borrowings under the line of credit from $44.5 million to $10.0 million. The Series B preferred shares were registered under a shelf registration statement declared effective on July 12, 2012. This currently-effective shelf has a remaining unused capacity of $35 million.
In addition to the 4.6 million Series B preferred shares outstanding, the Company also has outstanding approximately 1.2 million shares of 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, issued during the Company's fiscal year 2004 for total proceeds of $27.3 million, net of selling costs. Holders of the Company's Series A preferred shares are entitled to receive dividends at an annual rate of 8.25% of the liquidation preference of $25 per share, or $2.0625 per share per annum. These dividends are cumulative and payable quarterly in arrears. The shares are not convertible into or exchangeable for any other property or any other securities of the Company at the election of the holders. However, the Company, at its option, may redeem the shares at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date of redemption. The shares have no maturity date and will remain outstanding indefinitely unless redeemed by the Company.
During fiscal year 2013, IRET issued 300,000 common shares at a weighted average price per share of $7.24 under its ATM equity program with BMO Capital Markets Corp. as sales agent, for net proceeds (before offering expenses but after underwriting discounts and commissions) of $2.1 million, used for general corporate purposes including the acquisition and development of investment properties. On April 1, 2013 the Company terminated this ATM equity program, and the Company currently has no ATM equity program in place.

2013 Annual Report F-35

NOTE 18 • QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (unaudited)
	(in thousands, except per share data)
QUARTER ENDED	July 31, 2012	October 31, 2012	January 31, 2013	April 30, 2013
Revenues	$60,975	$63,901	$65,221	$66,272
Net income attributable to Investors Real Estate Trust	$1,679	$8,512	$5,324	$10,015
Net income available to common shareholders	$1,086	$5,634	$2,445	$7,136
Net income per common share - basic & diluted	$.01	$.06	$.03	$.07

	(in thousands, except per share data)
QUARTER ENDED	July 31, 2011	October 31, 2011	January 31, 2012	April 30, 2012
Revenues	$58,127	$59,166	$59,516	$59,158
Net income attributable to Investors Real Estate Trust	$1,421	$1,285	$2,127	$3,379
Net income (loss) available to common shareholders	$828	$692	$1,534	$2,786
Net income (loss) per common share - basic & diluted	$.01	$.01	$.02	$.03
The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.
NOTE 19 • REDEEMABLE NONCONTROLLING INTERESTS
Redeemable noncontrolling interests on our Consolidated Balance Sheets represent the noncontrolling interest in a joint venture of the Company in which the Company's unaffiliated partner, at its election, could require the Company to buy its interest at a purchase price to be determined by an appraisal conducted in accordance with the terms of the agreement, or at a negotiated price. Redeemable noncontrolling interests are presented at the greater of their carrying amount or redemption value at the end of each reporting period. Changes in the value from period to period are charged to common shares of beneficial interest on our Consolidated Balance Sheets. The Company acquired this interest from its joint venture partner in the third quarter of fiscal year 2012. The Company had no redeemable noncontrolling interests during the fiscal year ended April 30, 2013. As of April 30, 2012 and 2011, the estimated redemption value of the redeemable noncontrolling interests was $0 and $987,000, respectively.  Below is a table reflecting the activity of the redeemable noncontrolling interests.
	(in thousands)
	2012	2011
Balance at beginning of fiscal year	$987	$1,812
Net income (loss)	12	(13)
Net distributions	(27)	(442)
Mark-to-market adjustments	35	(370)
Acquisition of joint venture partner's interest	(1,007)	0
Balance at close of fiscal year	$0	$987

NOTE 20 • STOCK BASED COMPENSATION
The Company maintains a long-term incentive plan that allows for stock-based awards to officer and non-officer employees of the Company. Stock based awards are provided to officers, non-officer employees and trustees, under the Company's 2008 Incentive Award Plan approved by shareholders on September 16, 2008, which allows for awards in the form of cash and awards of unrestricted and restricted common shares, up to an aggregate of 2,000,000 shares over the ten year period in which the plan will be in effect. Through April 30, 2013, awards under the 2008 Incentive Award Plan have consisted of cash awards and grants of unrestricted common shares. No grants of restricted shares have been made under the 2008 Incentive Award Plan.
In fiscal year 2012, the Company's Compensation Committee conducted an extensive review of the Company's executive compensation philosophy, resulting in a new long-term incentive ("LTIP") plan, which was approved by the Compensation Committee and the Company's independent trustees on June 1, 2012, effective as of May 1, 2012.

2013 Annual Report F-36

NOTE 20 • continued
Under the LTIP, executives are provided the opportunity to earn awards, payable 50% in unrestricted shares and 50% in restricted shares, based on achieving one or more performance objectives within a one-year performance period (with the performance period for fiscal year 2013 commencing on May 1, 2012 and concluding on April 30, 2013). LTIP performance is evaluated based on the following objective performance goal: Three-Year Average Annual Total Shareholder Return ("TSR"), which means the average of the Annual Total Shareholder Return for common shares in each of the three consecutive fiscal years ending with and including the performance period. "Annual Total Shareholder Return," and "Three-Year Average Annual Total Shareholder Return," have the meanings set forth in the LTIP. The unrestricted shares vest immediately at the end of the one-year performance period, and the restricted shares vest on the one year anniversary of the award date.
Trustee Awards
We award share based compensation to our trustees on an annual basis in the form of unrestricted shares which vest immediately. The value of share-based compensation for each trustee was $15,975, $7,560 and $8,650 for each of the years ended April 2013, 2012, and 2011, respectively.
Total Compensation Expense
Total compensation expense recognized in the consolidated financial statements for the three years ended April 30, 2013 for all share based awards, was as follows (in thousands):
	Year Ended April 30,
	2013	2012	2011
Stock-based compensation expense	$0	$332,000	$404,000

NOTE 21 • SUBSEQUENT EVENTS
Common and Preferred Share Distributions. On July 1, 2013, the Company paid a distribution of 51.56 cents per share on the Company's Series A Cumulative Redeemable Preferred Shares, to preferred shareholders of record on June 14, 2013. On July 1, 2013, the Company paid a distribution of 49.68 cents per share on the Company's Series B Cumulative Redeemable Preferred Shares, to preferred shareholders of record on June 14, 2013. On July 1, 2013, the Company paid a distribution of 13.00 cents per share on the Company's common shares of beneficial interest, to common shareholders and UPREIT unitholders of record on June 14, 2013.
Completed Acquisitions and Dispositions.  Subsequent to the end of fiscal year 2013, on May 1, 2013, the Company closed on its acquisition of a 71-unit multi-family residential property in Rapid City, South Dakota, for a purchase price totaling $6.2 million, of which approximately $2.9 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at approximately $3.3 million. On May 21, 2013, the Company closed on its acquisition of an approximately 0.69-acre parcel of land in Minot, North Dakota for a purchase price of approximately $171,000. The purchase price accounting is incomplete for the acquisitions that closed subsequent to the end of fiscal year 2013.
On May 13, 2013, the Company sold four industrial properties: Bodycote Industrial Building in Eden Prairie, Minnesota; Metal Improvement Company in New Brighton, Minnesota; Roseville 2929 Long Lake Road in Roseville, Minnesota and Fargo 1320 45th Street N in Fargo, North Dakota for a total sale price of $19.5 million. On May 14, 2013, the Company sold a retail property in Eagan, Minnesota, for a sale price of $2.3 million.
Pending Acquisitions.  Subsequent to the end of fiscal year 2013, the Company signed purchase agreements to acquire the following properties; all of these pending acquisitions are subject to various closing conditions and contingencies, and no assurances can be given that any of these acquisitions will be completed:
•
A multi-family residential property in Grand Forks, North Dakota with 96 units, for a purchase price of $10.6 million, of which approximately $560,000 would be paid through the issuance of limited partnership units of the Operating Partnership with the remainder in cash and

2013 Annual Report F-37

•	An approximately 9-acre parcel of vacant land in Jamestown, North Dakota for a purchase of approximately $700,000 to be paid in cash.
Pending Dispositions.  The Company has signed agreements to sell the following properties; all of these pending dispositions are subject to various closing conditions and contingencies, and no assurances can be given that any or all of these transactions will be completed on the terms currently expected, or at all:
•	the Company's 121,669-square foot Bloomington Business Plaza commercial office property in Bloomington, Minnesota for a sale price of $4.5 million;
•	the 322,751-square foot Brooklyn Park 7401 Boone Avenue commercial industrial property in Brooklyn Park, Minnesota for a sale price of $12.8 million;
•	the 50,400-square foot Cedar Lake Business Center commercial industrial property in St. Louis Park, Minnesota for a sale price of $2.6 million;
•	the 118,125-square foot Nicollett VII commercial office property in Burnsville, Minnesota for a sale price of $7.2 million;
•	the 42,929-square foot Pillsbury Business Center commercial office property in Bloomington, Minnesota for a sale price of $1.3 million;
•	the 42,510-square foot Clive 2075 NW 94th Street commercial industrial property in Clive, Iowa for a sale price of $2.7 million and
•	the 606,006-square foot Dixon Avenue Industrial Park commercial industrial property in Des Moines, Iowa for a sale price of $14.7 million.
Registration Statement.  On June 27, 2013, the Company filed a registration statement with the Securities and Exchange Commission to enable the Company to offer and sell, from time to time, in one or more offerings, an indeterminate amount of its common and preferred shares of beneficial interest and debt securities.

2013 Annual Report F-38

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Multi-Family Residential
11th Street 3 Plex - Minot, ND	$90	$11	$53	$12	$16	$60	$76	$(8)	2008	40 years
4th Street 4 Plex - Minot, ND	104	15	74	21	23	87	110	(11)	2008	40 years
Apartments on Main - Minot, ND	688	158	1,123	24	179	1,126	1,305	(164)	1987	24-40 years
Arbors - S Sioux City, NE	4,000	350	6,625	1,281	614	7,642	8,256	(1,522)	2006	40 years
Ashland - Grand Forks, ND	5,710	741	7,569	46	756	7,600	8,356	(247)	2012	40 years
Boulder Court - Eagan, MN	3,231	1,067	5,498	2,596	1,293	7,868	9,161	(2,007)	2003	40 years
Brookfield Village - Topeka, KS	5,385	509	6,698	1,269	635	7,841	8,476	(1,957)	2003	40 years
Brooklyn Heights - Minot, ND	800	145	1,450	785	206	2,174	2,380	(804)	1997	12-40 years
Campus Center - St. Cloud, MN	1,280	395	2,244	171	400	2,410	2,810	(388)	2007	40 years
Campus Heights - St. Cloud, MN	0	110	628	72	122	688	810	(113)	2007	40 years
Campus Knoll - St. Cloud, MN	853	266	1,512	96	273	1,601	1,874	(263)	2007	40 years
Campus Plaza - St. Cloud, MN(1)	0	54	311	45	59	351	410	(59)	2007	40 years
Campus Side - St. Cloud, MN(1)	0	107	615	85	116	691	807	(115)	2007	40 years
Campus View - St. Cloud, MN(1)	0	107	615	79	111	690	801	(112)	2007	40 years
Canyon Lake - Rapid City, SD	2,942	305	3,958	1,009	361	4,911	5,272	(1,357)	2001	40 years
Castlerock - Billings, MT	6,773	736	4,864	1,816	961	6,455	7,416	(2,267)	1998	40 years
Chateau I - Minot, ND	0	61	5,663	326	61	5,989	6,050	(359)	2013	40 years
Cimarron Hills - Omaha, NE	4,879	706	9,588	4,128	1,279	13,143	14,422	(3,948)	2001	40 years
Colonial Villa - Burnsville, MN	6,461	2,401	11,515	4,259	2,797	15,378	18,175	(3,941)	2003	40 years
Colony - Lincoln, NE	13,817	1,515	15,731	107	1,526	15,827	17,353	(365)	2012	40 years
Colton Heights - Minot, ND	450	80	672	392	114	1,030	1,144	(697)	1984	40 years
Cornerstone - St. Cloud, MN(1)	0	54	311	48	55	358	413	(60)	2007	40 years
Cottage West Twin Homes - Sioux Falls, SD	3,704	968	3,762	320	991	4,059	5,050	(155)	2011	40 years
Cottonwood - Bismarck, ND	16,007	1,056	17,372	2,969	1,345	20,052	21,397	(5,812)	1997	40 years
Country Meadows - Billings, MT	6,790	491	7,809	1,210	534	8,976	9,510	(3,241)	1995	33-40 years
Crestview - Bismarck, ND	3,990	235	4,290	1,422	494	5,453	5,947	(2,571)	1994	24-40 years
Crown - Rochester, MN	2,687	261	3,289	171	266	3,455	3,721	(270)	2010	40 years
Crown Colony - Topeka, KS	8,350	620	9,956	2,010	817	11,769	12,586	(3,897)	1999	40 years
East Park - Sioux Falls, SD	0	115	2,405	728	156	3,092	3,248	(921)	2002	40 years
Evergreen - Isanti, MN	2,049	380	2,740	64	380	2,804	3,184	(324)	2008	40 years
Evergreen II - Isanti, MN	2,148	691	2,784	9	691	2,793	3,484	(117)	2011	40 years
Fairmont - Minot, ND	356	28	337	51	53	363	416	(48)	2008	40 years

2013 Annual Report F-39

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Multi-Family Residential - continued
First Avenue - Minot, ND	$0	$0	$2,677	$232	$0	$2,909	$2,909	$(3)	2013	40 years
Forest Park - Grand Forks, ND	7,816	810	5,579	6,554	1,365	11,578	12,943	(4,462)	1993	24-40 years
Gables Townhomes - Sioux Falls, SD	1,499	349	1,921	134	366	2,038	2,404	(79)	2011	40 years
Grand Gateway - St. Cloud, MN	5,580	814	7,086	353	909	7,344	8,253	(256)	2012	40 years
Greenfield - Omaha, NE	3,642	578	4,122	586	775	4,511	5,286	(641)	2007	40 years
Heritage Manor - Rochester, MN	4,198	403	6,968	2,422	480	9,313	9,793	(3,206)	1998	40 years
Indian Hills - Sioux City, IA(1)	0	294	2,921	3,309	375	6,149	6,524	(944)	2007	40 years
Kirkwood Manor - Bismarck, ND	3,361	449	2,725	1,443	546	4,071	4,617	(1,528)	1997	12-40 years
Lakeside Village - Lincoln, NE	13,625	1,215	15,837	88	1,216	15,924	17,140	(365)	2012	40 years
Lancaster - St. Cloud, MN	762	289	2,899	981	451	3,718	4,169	(1,329)	2000	40 years
Landmark - Grand Forks, ND	1,700	184	1,514	904	277	2,325	2,602	(896)	1997	40 years
Legacy - Grand Forks, ND	16,222	1,362	21,727	5,870	2,080	26,879	28,959	(8,591)	1995-2005	24-40 years
Mariposa - Topeka, KS	3,022	399	5,110	392	422	5,479	5,901	(1,185)	2004	40 years
Meadows - Jamestown, ND(1)	0	590	4,519	1,200	653	5,656	6,309	(1,811)	1998	40 years
Monticello Village - Monticello, MN	2,886	490	3,756	435	621	4,060	4,681	(1,016)	2004	40 years
North Pointe - Bismarck, ND	3,478	303	3,957	469	336	4,393	4,729	(1,206)	1995-2011	24-40 years
Northern Valley - Rochester, MN	0	110	610	64	119	665	784	(54)	2010	40 years
Oakmont Estates - Sioux Falls, SD	2,524	423	4,838	450	515	5,196	5,711	(1,464)	2002	40 years
Oakwood Estates - Sioux Falls, SD	4,107	543	2,784	4,134	767	6,694	7,461	(2,830)	1993	40 years
Olympic Village - Billings, MT	10,955	1,164	10,441	2,563	1,624	12,544	14,168	(4,061)	2000	40 years
Olympik Village - Rochester, MN	4,610	1,034	6,109	1,493	1,154	7,482	8,636	(1,612)	2005	40 years
Oxbow Park - Sioux Falls, SD	4,011	404	3,152	2,468	563	5,461	6,024	(2,446)	1994	24-40 years
Park Meadows - Waite Park, MN	8,581	1,143	9,099	4,406	1,545	13,103	14,648	(5,283)	1997	40 years
Pebble Springs - Bismarck, ND	792	7	748	132	44	843	887	(299)	1999	40 years
Pinehurst - Billings, MT	279	72	687	229	77	911	988	(245)	2002	40 years
Pines - Minot, ND	128	35	215	181	49	382	431	(121)	1997	40 years
Plaza - Minot, ND	5,602	867	12,784	2,246	986	14,911	15,897	(1,635)	2009	40 years
Pointe West - Rapid City, SD	2,731	240	3,538	1,453	363	4,868	5,231	(2,095)	1994	24-40 years
Ponds at Heritage Place - Sartell, MN	4,045	395	4,564	105	395	4,669	5,064	(73)	2012	40 years
Prairie Winds - Sioux Falls, SD	1,464	144	1,816	436	226	2,170	2,396	(1,107)	1993	24-40 years
Quarry Ridge - Rochester, MN	11,599	1,312	13,362	964	1,347	14,291	15,638	(2,385)	2006	40 years
Quarry Ridge II - Rochester, MN	0	942	16,677	19	942	16,696	17,638	(385)	2012	40 years
Regency Park Estates - St. Cloud, MN	6,966	702	10,198	638	723	10,815	11,538	(474)	2011	40 years
Ridge Oaks - Sioux City, IA	3,466	178	4,073	2,017	272	5,996	6,268	(1,883)	2001	40 years

2013 Annual Report F-40

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Multi-Family Residential - continued
Rimrock West - Billings, MT	$3,392	$330	$3,489	$1,413	$431	$4,801	$5,232	$(1,483)	1999	40 years
Rocky Meadows - Billings, MT	5,260	656	5,726	996	767	6,611	7,378	(2,756)	1995	40 years
Rum River - Isanti, MN	3,677	843	4,823	105	848	4,923	5,771	(749)	2007	40 years
Sherwood - Topeka, KS	12,534	1,142	14,684	2,729	1,590	16,965	18,555	(5,699)	1999	40 years
Sierra Vista - Sioux Falls, SD	1,450	241	2,097	322	251	2,409	2,660	(129)	2011	40 years
South Pointe - Minot, ND	8,954	550	9,548	2,351	1,305	11,144	12,449	(4,802)	1995	24-40 years
Southview - Minot, ND	1,082	185	469	314	236	732	968	(313)	1994	24-40 years
Southwind - Grand Forks, ND	5,719	400	5,034	2,627	719	7,342	8,061	(3,037)	1995	24-40 years
Summit Park - Minot, ND	1,110	161	1,898	1,145	292	2,912	3,204	(1,064)	1997	24-40 years
Sunset Trail - Rochester, MN	8,259	336	12,814	2,322	536	14,936	15,472	(4,572)	1999	40 years
Sycamore Village - Sioux Falls, SD	0	101	1,317	470	152	1,736	1,888	(536)	2002	40 years
Temple - Minot, ND	81	0	0	228	0	228	228	(42)	2006	40 years
Terrace Heights - Minot, ND	185	29	312	83	40	384	424	(153)	2006	40 years
Thomasbrook - Lincoln, NE	6,076	600	10,306	2,871	1,151	12,626	13,777	(3,943)	1999	40 years
University Park Place - St. Cloud, MN(1)	0	78	450	73	80	521	601	(81)	2007	40 years
Valley Park - Grand Forks, ND	3,946	294	4,137	2,674	533	6,572	7,105	(2,178)	1999	40 years
Villa West - Topeka, KS	12,446	1,590	15,760	80	1,595	15,835	17,430	(393)	2012	40 years
Village Green - Rochester, MN	1,237	234	2,296	619	357	2,792	3,149	(728)	2003	40 years
West Stonehill - Waite Park, MN	8,783	939	10,167	4,654	1,378	14,382	15,760	(6,424)	1995	40 years
Westridge - Minot, ND	1,716	68	1,887	90	74	1,971	2,045	(250)	2008	40 years
Westwood Park - Bismarck, ND	2,012	116	1,909	1,673	260	3,438	3,698	(1,204)	1998	40 years
Whispering Ridge - Omaha, NE	22,000	2,139	25,424	0	2,139	25,424	27,563	(82)	2012	40 years
Williston Garden - Williston, ND	13,523	1,400	17,712	0	1,400	17,712	19,112	(704)	2012	40 years
Winchester - Rochester, MN	3,028	748	5,622	1,597	1,003	6,964	7,967	(1,839)	2003	40 years
Woodridge - Rochester, MN	6,560	370	6,028	1,754	485	7,667	8,152	(3,103)	1997	40 years
Total Multi-Family Residential	$376,225	$46,532	$504,983	$108,181	$57,889	$601,807	$659,696	$(140,354)

Commercial Office
1st Avenue Building - Minot, ND	$0	$30	$80	$(41)	$33	$36	$69	$245	1981	33-40 years
2030 Cliff Road - Eagan, MN	967	146	835	90	158	913	1,071	(273)	2001	40 years
610 Business Center IV - Brooklyn Park, MN	7,011	975	5,542	2,886	980	8,423	9,403	(1,711)	2007	40 years

2013 Annual Report F-41

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Office - continued
7800 West Brown Deer Road - Milwaukee, WI	$10,709	$1,455	$8,756	$2,333	$1,475	$11,069	$12,544	$(3,233)	2003	40 years
American Corporate Center - Mendota Heights, MN	8,909	893	16,768	3,908	893	20,676	21,569	(7,763)	2002	40 years
Ameritrade - Omaha, NE	2,831	327	7,957	65	327	8,022	8,349	(2,813)	1999	40 years
Benton Business Park - Sauk Rapids, MN	560	188	1,261	86	188	1,347	1,535	(359)	2003	40 years
Bismarck 715 East Broadway - Bismarck, ND	2,218	389	1,283	1,126	443	2,355	2,798	(287)	2008	40 years
Bloomington Business Plaza - Bloomington, MN	0	1,300	6,106	1,625	1,313	7,718	9,031	(2,357)	2001	40 years
Brenwood - Minnetonka, MN	5,250	1,641	12,138	3,547	1,650	15,676	17,326	(4,964)	2002	40 years
Brook Valley I - La Vista, NE	1,301	347	1,671	81	347	1,752	2,099	(355)	2005	40 years
Burnsville Bluffs II - Burnsville, MN	1,719	300	2,154	976	374	3,056	3,430	(1,236)	2001	40 years
Cold Spring Center - St. Cloud, MN	5,661	588	7,808	1,092	727	8,761	9,488	(2,913)	2001	40 years
Corporate Center West - Omaha, NE	17,315	3,880	17,509	957	4,167	18,179	22,346	(2,975)	2006	40 years
Crosstown Centre - Eden Prairie, MN	13,211	2,884	14,569	2,473	2,919	17,007	19,926	(3,660)	2004	40 years
Dewey Hill Business Center - Edina, MN	0	985	3,507	904	995	4,401	5,396	(1,643)	2000	40 years
Farnam Executive Center - Omaha, NE	12,160	2,188	11,404	0	2,188	11,404	13,592	(1,889)	2006	40 years
Flagship - Eden Prairie, MN	21,565	1,899	21,638	1,424	2,094	22,867	24,961	(4,125)	2006	40 years
Gateway Corporate Center - Woodbury, MN	8,700	1,637	7,763	1,065	1,675	8,790	10,465	(1,453)	2006	40 years
Golden Hills Office Center - Golden Valley, MN	17,988	3,018	18,544	3,639	3,018	22,183	25,201	(7,236)	2003	40 years
Great Plains - Fargo, ND	0	126	15,240	111	126	15,351	15,477	(5,232)	1997	40 years
Highlands Ranch I - Highlands Ranch, CO	8,221	2,268	8,362	427	2,268	8,789	11,057	(1,549)	2006	40 years
Highlands Ranch II - Highlands Ranch, CO	7,898	1,437	9,549	1,527	1,437	11,076	12,513	(2,659)	2004	40 years
Interlachen Corporate Center - Edina, MN	8,857	1,650	14,983	2,395	1,668	17,360	19,028	(4,990)	2001	40 years
Intertech Building - Fenton, MO	4,418	2,130	3,968	1,275	2,165	5,208	7,373	(696)	2007	40 years
Mendota Office Center I - Mendota Heights, MN	3,836	835	6,169	853	835	7,022	7,857	(2,161)	2002	40 years
Mendota Office Center II - Mendota Heights, MN	5,668	1,121	10,085	1,501	1,121	11,586	12,707	(4,185)	2002	40 years
Mendota Office Center III - Mendota Heights, MN	3,895	970	5,734	697	970	6,431	7,401	(1,888)	2002	40 years
Mendota Office Center IV - Mendota Heights, MN	4,631	1,070	7,635	578	1,070	8,213	9,283	(2,716)	2002	40 years
Minnesota National Bank - Duluth, MN	781	287	1,454	174	288	1,627	1,915	(352)	2004	40 years
Minot 2505 16th Street SW - Minot, ND(1)	0	298	1,724	296	298	2,020	2,318	(164)	2009	40 years
Miracle Hills One - Omaha, NE	8,895	1,974	10,117	1,450	2,120	11,421	13,541	(2,446)	2006	40 years
Nicollett VII - Burnsville, MN	0	429	6,931	410	436	7,334	7,770	(2,181)	2001	40 years
Northgate I - Maple Grove, MN	5,163	1,062	6,358	990	1,235	7,175	8,410	(1,637)	2004	40 years
Northgate II - Maple Grove, MN	939	359	1,944	284	403	2,184	2,587	(744)	1999	40 years
Northpark Corporate Center - Arden Hills, MN	12,332	2,034	14,584	1,585	2,034	16,169	18,203	(3,104)	2006	40 years
Omaha 10802 Farnam Dr - Omaha, NE	5,297	2,462	4,374	392	2,818	4,410	7,228	(269)	2010	40 years

2013 Annual Report F-42

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Office - continued
Pacific Hills - Omaha, NE	$16,770	$4,220	$11,988	$2,179	$4,507	$13,880	$18,387	$(2,604)	2006	40 years
Pillsbury Business Center - Bloomington, MN	0	284	1,556	171	299	1,712	2,011	(551)	2001	40 years
Plaza 16 - Minot, ND	7,434	389	5,444	3,843	591	9,085	9,676	(1,291)	2009	40 years
Plaza VII - Boise, ID	993	300	3,058	478	351	3,485	3,836	(1,027)	2003	40 years
Plymouth 5095 Nathan Lane - Plymouth, MN	1,215	604	1,253	83	636	1,304	1,940	(190)	2007	40 years
Plymouth I - Plymouth, MN	1,157	530	1,133	65	530	1,198	1,728	(274)	2004	40 years
Plymouth II - Plymouth, MN	1,157	367	1,264	40	367	1,304	1,671	(305)	2004	40 years
Plymouth III - Plymouth, MN	1,425	507	1,495	365	507	1,860	2,367	(490)	2004	40 years
Plymouth IV & V - Plymouth, MN	6,875	1,336	12,693	2,141	1,338	14,832	16,170	(4,771)	2001	40 years
Prairie Oak Business Center - Eden Prairie, MN	3,304	531	4,069	1,852	764	5,688	6,452	(1,904)	2003	40 years
Rapid City 900 Concourse Drive - Rapid City, SD	1,171	285	6,600	736	514	7,107	7,621	(2,275)	2000	40 years
Riverport - Maryland Heights, MO	19,690	1,891	18,982	554	1,917	19,510	21,427	(3,285)	2006	40 years
Southeast Tech Center - Eagan, MN	1,691	560	5,496	419	569	5,906	6,475	(2,133)	1999	40 years
Spring Valley IV - Omaha, NE	775	178	916	60	186	968	1,154	(212)	2005	40 years
Spring Valley V - Omaha, NE	852	212	1,123	251	240	1,346	1,586	(295)	2005	40 years
Spring Valley X - Omaha, NE	790	180	1,024	60	189	1,075	1,264	(212)	2005	40 years
Spring Valley XI - Omaha, NE	775	143	1,094	36	151	1,122	1,273	(218)	2005	40 years
Superior Office Building - Duluth, MN	1,174	336	2,200	83	336	2,283	2,619	(526)	2004	40 years
TCA Building - Eagan, MN	7,080	627	8,571	911	684	9,425	10,109	(2,616)	2003	40 years
Three Paramount Plaza - Bloomington, MN(1)	0	1,261	6,149	1,755	1,298	7,867	9,165	(2,539)	2002	40 years
Thresher Square - Minneapolis, MN	0	1,094	10,026	1,643	1,104	11,659	12,763	(3,648)	2002	40 years
Timberlands - Leawood, KS	13,155	2,375	12,218	1,405	2,495	13,503	15,998	(2,603)	2006	40 years
UHC Office - International Falls, MN	995	119	2,366	80	119	2,446	2,565	(586)	2004	40 years
US Bank Financial Center - Bloomington, MN	13,425	3,117	13,350	610	3,119	13,958	17,077	(2,894)	2005	40 years
Viromed - Eden Prairie, MN	324	666	4,197	1	666	4,198	4,864	(1,491)	1999	40 years
Wells Fargo Center - St Cloud, MN	6,206	869	8,373	1,448	869	9,821	10,690	(2,087)	2005	40 years
West River Business Park - Waite Park, MN	560	235	1,195	50	235	1,245	1,480	(322)	2003	40 years
Westgate - Boise, ID	4,125	1,000	10,618	1,921	1,000	12,539	13,539	(3,573)	2003	40 years
Whitewater Plaza - Minnetonka, MN	3,830	530	4,860	850	577	5,663	6,240	(1,774)	2002	40 years
Wirth Corporate Center - Golden Valley, MN	3,539	970	7,659	911	971	8,569	9,540	(2,568)	2002	40 years
Woodlands Plaza IV - Maryland Heights, MO	4,360	771	4,609	1,441	837	5,984	6,821	(1,033)	2006	40 years
Total Commercial Office	$343,753	$72,069	$472,083	$69,623	$75,222	538,553	$613,775	$(138,270)

2013 Annual Report F-43

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Healthcare
2800 Medical Building - Minneapolis, MN	$5,399	$204	$7,135	$2,191	$229	$9,301	$9,530	$(2,343)	2005	40 years
2828 Chicago Avenue - Minneapolis, MN	8,379	726	11,319	5,627	729	16,943	17,672	(2,764)	2007	40 years
Airport Medical - Bloomington, MN	1,083	0	4,678	0	0	4,678	4,678	(1,497)	2002	40 years
Barry Pointe Office Park - Kansas City, MO	1,435	384	2,366	103	392	2,461	2,853	(398)	2007	40 years
Billings 2300 Grant Road - Billings, MT	1,645	649	1,216	0	649	1,216	1,865	(85)	2010	40 years
Burnsville 303 Nicollet Medical (Ridgeview) - Burnsville, MN	8,445	1,071	6,842	1,523	1,071	8,365	9,436	(1,054)	2008	40 years
Burnsville 305 Nicollet Medical (Ridgeview South) - Burnsville, MN	5,287	189	5,127	768	189	5,895	6,084	(741)	2008	40 years
Casper 1930 E 12th Street (Park Place) - Casper, WY(1)	0	439	5,780	162	439	5,942	6,381	(530)	2009	40 years
Casper 3955 E 12th Street (Meadow Wind) - Casper, WY(1)	0	388	10,494	25	388	10,519	10,907	(775)	2009	40 years
Cheyenne 4010 N College Drive (Aspen Wind) - Cheyenne, WY(1)	0	628	10,272	260	629	10,531	11,160	(903)	2009	40 years
Cheyenne 4606 N College Drive (Sierra Hills) - Cheyenne, WY(1)	0	695	7,455	40	695	7,495	8,190	(639)	2009	40 years
Denfeld Clinic - Duluth, MN	1,656	501	2,597	1	501	2,598	3,099	(588)	2004	40 years
Eagan 1440 Duckwood Medical - Eagan, MN	1,811	521	1,547	519	521	2,066	2,587	(447)	2008	40 years
Edgewood Vista - Belgrade, MT	0	35	779	5	35	784	819	(100)	2008	40 years
Edgewood Vista - Billings, MT	1,905	115	1,767	7	115	1,774	1,889	(231)	2008	40 years
Edgewood Vista - Bismarck, ND	0	511	9,193	114	511	9,307	9,818	(1,758)	2005	40 years
Edgewood Vista - Brainerd, MN	0	587	8,999	54	587	9,053	9,640	(1,721)	2005	40 years
Edgewood Vista - Columbus, NE(1)	0	43	824	3	44	826	870	(106)	2008	40 years
Edgewood Vista - East Grand Forks, MN	2,902	290	1,352	15	290	1,367	1,657	(177)	2000	40 years
Edgewood Vista - Fargo, ND	12,877	775	20,870	9	775	20,879	21,654	(2,674)	2008	40 years
Edgewood Vista - Fremont, NE	593	56	490	42	56	532	588	(153)	2008	40 years
Edgewood Vista - Grand Island, NE(1)	0	33	773	30	39	797	836	(100)	2008	40 years
Edgewood Vista - Hastings, NE	611	49	517	44	50	560	610	(167)	2008	40 years
Edgewood Vista - Hermantown I, MN	16,382	288	9,871	1,514	288	11,385	11,673	(3,304)	2000	40 years
Edgewood Vista - Hermantown II, MN	0	719	10,517	33	719	10,550	11,269	(2,009)	2005	40 years
Edgewood Vista - Kalispell, MT	613	70	502	603	70	1,105	1,175	(211)	2001	40 years
Edgewood Vista - Minot, ND	9,470	1,045	11,590	70	1,047	11,658	12,705	(714)	2010	40 years
Edgewood Vista - Missoula, MT	870	109	854	72	116	919	1,035	(359)	1996	40 years
Edgewood Vista - Norfolk, NE(1)	0	42	722	7	42	729	771	(93)	2008	40 years
Edgewood Vista - Omaha, NE	387	89	547	42	89	589	678	(171)	2001	40 years
Edgewood Vista - Sioux Falls, SD	1,091	314	974	12	314	986	1,300	(128)	2008	40 years

2013 Annual Report F-44

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company			Gross amount at which carried at close of period					Life on which depreciation in latest income statement is computed
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition
Commercial Healthcare - continued
Edgewood Vista - Spearfish, SD	$0	$315	$8,584	$65	$330	$8,634	$8,964	$(1,271)	2005	40 years
Edgewood Vista - Virginia, MN	13,932	246	11,823	115	246	11,938	12,184	(3,056)	2002	40 years
Edina 6363 France Medical - Edina, MN	10,000	0	12,675	1,762	0	14,437	14,437	(2,458)	2008	40 years
Edina 6405 France Medical - Edina, MN	8,782	0	12,201	41	0	12,242	12,242	(2,097)	2008	40 years
Edina 6517 Drew Avenue - Edina, MN	1,133	353	660	529	372	1,170	1,542	(460)	2002	40 years
Edina 6525 Drew Avenue - Edina, MN	0	388	117	0	388	117	505	(4)	2011	40 years
Edina 6525 France SMC II - Edina, MN	10,170	755	8,054	6,018	1,040	13,787	14,827	(5,226)	2003	40 years
Edina 6545 France SMC I - Edina MN	30,786	3,480	30,743	12,464	3,480	43,207	46,687	(14,411)	2001	40 years
Fresenius - Duluth, MN	716	50	1,520	2	50	1,522	1,572	(344)	2004	40 years
Garden View - St. Paul, MN	1,320	0	7,408	709	12	8,105	8,117	(2,217)	2002	40 years
Gateway Clinic - Sandstone, MN	959	66	1,699	0	66	1,699	1,765	(384)	2004	40 years
Healtheast St John & Woodwinds - Maplewood & Woodbury, MN	10,304	3,239	18,362	0	3,239	18,362	21,601	(5,948)	2000	40 years
High Pointe Health Campus - Lake Elmo, MN	5,400	1,305	10,528	1,630	1,329	12,134	13,463	(2,888)	2004	40 years
Jamestown Medical Office Building - Jamestown, ND	6,200	0	7,605	0	0	7,605	7,605	(76)	2013	40 years
Laramie 1072 N 22nd Street (Spring Wind) - Laramie, WY(1)	0	406	10,151	17	406	10,168	10,574	(631)	2009	40 years
Mariner Clinic - Superior, WI	2,097	0	3,781	90	20	3,851	3,871	(871)	2004	40 years
Minneapolis 701 25th Avenue Medical - Minneapolis, MN	7,532	0	7,873	1,093	0	8,966	8,966	(1,133)	2008	40 years
Missoula 3050 Great Northern - Missoula, MT	1,727	640	1,331	0	640	1,331	1,971	(93)	2010	40 years
Nebraska Orthopedic Hospital - Omaha, NE	11,964	0	20,272	1,615	0	21,887	21,887	(4,764)	2004	40 years
Park Dental - Brooklyn Center, MN	621	185	2,767	0	185	2,767	2,952	(735)	2002	40 years
Pavilion I - Duluth, MN	5,525	1,245	8,898	31	1,245	8,929	10,174	(1,993)	2004	40 years
Pavilion II - Duluth, MN	10,168	2,715	14,673	1,937	2,715	16,610	19,325	(4,739)	2004	40 years
Ritchie Medical Plaza - St Paul, MN	6,463	1,615	7,851	1,911	1,647	9,730	11,377	(1,952)	2005	40 years
Sartell 2000 23rd Street South - Sartell, MN	3,256	0	11,781	935	0	12,716	12,716	(3,458)	2002	40 years
Spring Creek-American Falls - American Falls, ID	2,328	145	3,870	0	145	3,870	4,015	(180)	2011	40 years
Spring Creek-Boise - Boise, ID	2,957	708	4,296	0	708	4,296	5,004	(214)	2011	40 years
Spring Creek-Eagle - Eagle, ID	2,141	263	3,775	0	263	3,775	4,038	(176)	2011	40 years
Spring Creek-Meridian - Meridian, ID	3,538	424	6,724	0	424	6,724	7,148	(310)	2011	40 years
Spring Creek-Overland - Overland, ID	3,339	687	5,941	0	687	5,941	6,628	(286)	2011	40 years
Spring Creek-Soda Springs - Soda Springs, ID	838	66	2,134	33	66	2,167	2,233	(101)	2011	40 years

2013 Annual Report F-45

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
			Initial Cost to Company						Gross amount at which carried at close of period									Life on which depreciation in latest income statement is computed
Description	Encumbrances(a)		Land		Buildings & Improvements		Costs capitalized subsequent to acquisition		Land		Buildings & Improvements		Total		Accumulated Depreciation		Date of Construction or Acquisition
Commercial Healthcare - continued	$		$		$		$		$		$		$		$
Spring Creek-Ustick - Meridian, ID		0		467		3,833		0		467		3,833		4,300		(165)	2011	40 years
St Michael Clinic - St Michael, MN		1,902		328		2,259		264		328		2,523		2,851		(384)	2007	40 years
Trinity at Plaza 16 - Minot, ND		4,984		568		8,987		5		568		8,992		9,560		(361)	2011	40 years
Wells Clinic - Hibbing, MN		1,463		162		2,497		2		162		2,499		2,661		(565)	2004	40 years
Total Commercial Healthcare		$255,386		$32,386		$423,642		$45,163		$32,847		468,344		$501,191		$(90,891)

Commercial Industrial
API Building - Duluth, MN		$796		$115		$1,605		$3		$115		$1,608		$1,723		$(363)	2004	40 years
Bloomington 2000 W 94th Street - Bloomington, MN(1)		0		2,133		4,097		1,185		2,172		5,243		7,415		(972)	2006	40 years
Bodycote Industrial Building - Eden Prairie, MN		1,046		198		1,154		800		198		1,954		2,152		(858)	1992	40 years
Brooklyn Park 7401 Boone Avenue - Brooklyn Park, MN		7,411		1,368		11,643		2,121		1,368		13,764		15,132		(3,801)	2002	40 years
Cedar Lake Business Center - St. Louis Park, MN		2,276		895		2,810		68		895		2,878		3,773		(444)	2007	40 years
Clive 2075 NW 94th Street - Clive, IA		2,175		408		2,611		47		408		2,658		3,066		(246)	2002	40 years
Dixon Avenue Industrial Park - Des Moines, IA		0		1,439		10,758		1,609		1,439		12,367		13,806		(3,501)	2002	40 years
Eagan 2785 & 2795 Highway 55 - Eagan, MN		0		3,058		2,570		0		3,058		2,570		5,628		(337)	2008	40 years
Fargo 1320 45th Street N - Fargo, ND		0		395		3,518		247		395		3,765		4,160		(273)	2010	40 years
Lexington Commerce Center - Eagan, MN		2,348		453		4,352		1,982		480		6,307		6,787		(2,407)	1999	40 years
Lighthouse - Duluth, MN		836		90		1,788		7		90		1,795		1,885		(408)	2004	40 years
Metal Improvement Company - New Brighton, MN		0		240		2,189		78		240		2,267		2,507		(648)	2002	40 years
Minnetonka 13600 County Road 62 - Minnetonka, MN		2,427		809		434		2,459		809		2,893		3,702		(308)	2009	40 years
Minot IPS - Minot, ND		0		416		5,484		62		416		5,546		5,962		(59)	2012	40 years
Roseville 2929 Long Lake Road - Roseville, MN		0		1,966		7,272		1,729		2,000		8,967		10,967		(1,506)	2006	40 years
Stone Container - Fargo, ND		1,426		440		6,597		104		440		6,701		7,141		(2,608)	2001	40 years
Stone Container - Roseville, MN		4,500		810		7,440		254		882		7,622		8,504		(2,176)	2001	40 years
Urbandale 3900 106th Street - Urbandale, IA		10,702		3,680		9,893		1,215		3,721		11,067		14,788		(1,732)	2007	40 years
Winsted Industrial Building - Winsted, MN		0		100		901		53		100		954		1,054		(358)	2001	40 years
Woodbury 1865 Woodlane - Woodbury, MN		2,679		1,108		2,628		1,884		1,123		4,497		5,620		(683)	2007	40 years
Total Commercial Industrial		$38,622		$20,121		$89,744		$15,907		$20,349		105,423		$125,772		$(23,688)

2013 Annual Report F-46

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company		Gross amount at which carried at close of period						Life on which depreciation in latest income statement is computed
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition
Commercial Retail
17 South Main - Minot, ND	$81	$15	$75	$197	$17	$270	$287	$(196)	2000	40 years
Anoka Strip Center - Anoka, MN	0	123	602	25	134	616	750	(160)	2003	40 years
Arrowhead First International Bank - Minot, ND	0	75	1,165	360	75	1,525	1,600	(3)	2013	40 years
Burnsville 1 Strip Center - Burnsville, MN	329	208	773	205	208	978	1,186	(256)	2003	40 years
Burnsville 2 Strip Center - Burnsville, MN	259	291	469	214	294	680	974	(196)	2003	40 years
Champlin South Pond - Champlin, MN	1,473	842	2,703	69	866	2,748	3,614	(650)	2004	40 years
Chan West Village - Chanhassen, MN	13,052	5,035	14,665	1,987	5,606	16,081	21,687	(4,298)	2003	40 years
Dakota West Plaza - Minot , ND	364	92	493	30	106	509	615	(95)	2006	40 years
Duluth 4615 Grand - Duluth, MN	677	130	1,800	4	131	1,803	1,934	(407)	2004	40 years
Duluth Denfeld Retail - Duluth, MN	2,235	276	4,699	160	297	4,838	5,135	(1,114)	2004	40 years
Eagan Community - Eagan, MN	0	702	1,243	800	703	2,042	2,745	(498)	2003	40 years
Fargo Express Community - Fargo, ND	938	374	1,420	777	386	2,185	2,571	(430)	2003-2005	40 years
Forest Lake Auto - Forest Lake, MN(1)	0	50	446	13	50	459	509	(120)	2003	40 years
Forest Lake Westlake Center - Forest Lake, MN	0	2,446	5,304	487	2,480	5,757	8,237	(1,485)	2003	40 years
Grand Forks Carmike - Grand Forks, ND	1,541	184	2,360	2	184	2,362	2,546	(1,092)	1994	40 years
Grand Forks Medpark Mall - Grand Forks, ND	0	681	4,808	251	722	5,018	5,740	(1,683)	2000	40 years
Jamestown Buffalo Mall - Jamestown, ND	2,331	566	5,551	3,036	1,114	8,039	9,153	(1,486)	2003	40 years
Jamestown Business Center - Jamestown, ND	466	297	1,023	1,332	333	2,319	2,652	(844)	2003	40 years
Kalispell Retail Center - Kalispell, MT	1,280	250	2,250	973	253	3,220	3,473	(761)	2003	40 years
Lakeville Strip Center - Lakeville, MN	932	46	1,142	852	94	1,946	2,040	(613)	2003	40 years
Minot 1400 31st Ave - Minot, ND(1)	0	1,026	6,143	4,352	1,038	10,483	11,521	(1,054)	2010	40 years
Minot Arrowhead - Minot, ND(1)	0	100	3,007	5,272	116	8,263	8,379	(1,403)	1973	15 1/2-40 years
Minot Plaza - Minot, ND	795	50	453	147	80	570	650	(296)	1993	40 years
Monticello C Store - Monticello, MN(1)	0	65	770	37	97	775	872	(206)	2003	40 years
Omaha Barnes & Noble - Omaha, NE	2,418	600	3,099	0	600	3,099	3,699	(1,356)	1995	40 years
Pine City C-Store - Pine City, MN	0	83	357	12	83	369	452	(96)	2003	40 years
Pine City Evergreen Square - Pine City, MN	0	154	2,646	606	385	3,021	3,406	(890)	2003	40 years
Rochester Maplewood Square - Rochester, MN(1)	0	3,275	8,610	1,966	3,652	10,199	13,851	(3,229)	1999	40 years
St. Cloud Westgate - St. Cloud, MN	3,008	918	5,535	1,669	941	7,181	8,122	(1,481)	2004	40 years
Weston Retail - Weston, WI	0	79	1,575	27	80	1,601	1,681	(408)	2003	40 years
Weston Walgreens - Weston, WI	3,041	66	1,718	671	67	2,388	2,455	(412)	2006	40 years
Total Commercial Retail	$35,220	$19,099	$86,904	$26,533	$21,192	111,344	$132,536	$(27,218)

Subtotal	$1,049,206	$190,207	$1,577,356	$265,407	$207,499	$1,825,471	$2,032,970	$(420,421)

2013 Annual Report F-47

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances(a)	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Unimproved Land
Badger Hills - Rochester, MN	$0	$1,050	$0	$0	$1,050	$0	$1,050	$0	2012
Bismarck 4916 - Bismarck, ND	0	3,250	0	0	3,250	0	3,250	0	2013
Bismarck 700 E Main - Bismarck, ND	0	314	0	558	872	0	872	0	2008
Cypress Court - St. Cloud, MN	0	447	0	0	447	0	447	0	2012
Eagan - Eagan, MN	0	423	0	0	423	0	423	0	2006
Georgetown Square - Grand Chute, WI	0	1,860	0	0	1,860	0	1,860	0	2006
Grand Forks 2150 - Grand Forks, ND	0	1,600	0	0	1,600	0	1,600	0	2013
Grand Forks - Grand Forks, ND	0	4,278	0	0	4,278	0	4,278	0	2012
Kalispell - Kalispell, MT	0	1,400	0	23	1,423	0	1,423	0	2003
Minot (Southgate Lot 4) - Minot, ND	0	1,882	0	0	1,882	0	1,882	0	2013
Monticello - Monticello, MN	0	115	0	2	117	0	117	0	2006
Renaissance Heights - Williston, ND	0	2,373	0	0	2,373	0	2,373	0	2012
River Falls - River Falls, WI	0	176	0	3	179	0	179	0	2003
Urbandale - Urbandale, IA	0	5	0	109	114	0	114	0	2009
Weston - Weston, WI	0	812	0	0	812	0	812	0	2006
Williston - Williston, ND	0	823	0	0	823	0	823	0	2012
Total Unimproved Land	$0	$20,808	$0	$695	$21,503	$0	$21,503	$0

Development in Progress
Arcata	$0	$2,088	$569	$0	$2,088	$569	$2,657	$0	2013
Chateau II - Minot, ND	0	61	189	8	61	197	258	0	2013
Commons at Southgate - Minot, ND	0	3,691	2,180	594	$3,691	2,774	6,465	0	2013
Cypress Court - St. Cloud, MN	0	1,136	4,610	713	$1,136	5,323	6,459	0	2012
Landing at Southgate - Minot, ND	0	2,262	4,054	1,104	$2,262	5,158	7,420	0	2013
Renaissance Heights I - Minot, ND	0	3,080	5,895	1,102	$3,080	6,997	10,077	0	2013
River Ridge - Bismarck, ND	0	576	9,526	3,073	589	12,586	13,175	0	2008
Total Development in Progress	$0	$12,894	$27,023	$6,594	$12,907	$33,604	$46,511	$0

Total	$1,049,206	$223,909	$1,604,379	272,696	241,909	1,859,075	2,100,984	(420,421)

(a)
Amounts in this column are the mortgages payable balances as of April 30, 2013. These amounts do not include amounts owing under the Company's multi-bank line of credit or under the Company's construction loans.

(1)
As of April 30, 2013, this property was included in the collateral pool securing the Company's $60.0 million multi-bank line of credit. The Company may add and remove eligible properties from the collateral pool if certain minimum collateral requirements are satisfied. Advances under the facility may not exceed 60% of the value of properties provided as security.

2013 Annual Report F-48

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2013
Schedule III
REAL ESTATE AND ACCUMULATED DEPRECIATION
Reconciliations of total real estate carrying value for the three years ended April 30, 2013, 2012, and 2011 are as follows:
	(in thousands)
	2013	2012	2011

Balance at beginning of year	$1,892,009	$1,770,798	$1,800,519
Additions during year
Multi-Family Residential	113,859	47,433	4,210
Commercial Office	0	0	6,836
Commercial Healthcare	11,122	47,408	19,249
Commercial Industrial	5,900	0	3,914
Commercial Retail	1,240	2,316	7,169
Improvements and Other	36,375	35,176	23,183
	2,060,505	1,903,131	1,865,080
Deductions during year
Cost of real estate sold	(21,953)	(3,498)	(86,994)
Impairment charge	(305)	(127)	0
Other(A)	(5,277)	(7,497)	(7,288)
Balance at close of year(B)	$2,032,970	$1,892,009	$1,770,798
Reconciliations of accumulated depreciation/amortization for the three years ended April 30, 2013, 2012, and 2011, are as follows:
	(in thousands)
	2013	2012	2011

Balance at beginning of year	$373,490	$328,952	$308,626
Additions during year
Provisions for depreciation	56,611	51,093	49,375
Deductions during year
Accumulated depreciation on real estate sold	(6,444)	(758)	(25,366)
Other(C)	(3,236)	(5,797)	(3,683)
Balance at close of year	$420,421	$373,490	$328,952
(A)	Consists of miscellaneous disposed assets and assets moved to Development in Progress.
(B)            The net basis of the Company's real estate investments for Federal Income Tax purposes was approximately $1.5 billion, $1.4 billion and $1.2 billion at April 30, 2013, 2012 and
2013 Annual Report F-49